                                                                   EXHIBIT 10.26

                       EXCLUSIVE DISTRIBUTION AGREEMENT


                                    BETWEEN


                           ANIKA THERAPEUTICS, INC.


                                      AND


                                 ZIMMER, INC.


                         DATED AS OF NOVEMBER 7, 1997

                               TABLE OF CONTENTS
                               -----------------

1.   APPOINTMENT AS EXCLUSIVE DISTRIBUTOR....................................1

2.   UP-FRONT AND MILESTONE PAYMENTS.........................................2

3.   TERRITORY...............................................................7

4.   PURCHASE REQUIREMENTS...................................................8

5.   ADDITIONAL APPLICATIONS AND INDICATIONS................................10

6.   GENERAL TERMS OF SUPPLY................................................11

7.   PRICE AND PAYMENT TERMS................................................15

8.   PRODUCT SPECIFICATIONS; QUALITY CONTROL, REGULATORY
     MATTERS AND COMPLIANCE WITH LAW........................................19

9.   COMPANY'S GENERAL OBLIGATIONS..........................................25

10.  COMPANY'S REPRESENTATIONS AND WARRANTIES...............................28

11.  DISTRIBUTOR'S GENERAL OBLIGATIONS......................................30

12.  DISTRIBUTOR'S REPRESENTATIONS AND WARRANTIES...........................32

13.  STEERING COMMITTEE.....................................................32

14.  TRANSFER OF DATA; CONFIDENTIALITY......................................33

15.  PATENTS................................................................35

16.  TRADEMARKS, TRADE DRESS, AND BRANDING..................................37

17.  TERM AND TERMINATION...................................................40

18.  INDEMNIFICATION........................................................46

19.  ASSIGNMENT AND SUB-DISTRIBUTION RIGHTS.................................50

20.  GOVERNING LAW AND DISPUTE RESOLUTION...................................51

21.  NOTICES................................................................52

22.  WAIVER AND DELAY.......................................................53

23.  FORCE MAJEURE..........................................................53

24.  ENTIRE AGREEMENT.......................................................54

25.  SEVERABILITY...........................................................54

26.  DEFINITIONS............................................................54

27.  PUBLIC ANNOUNCEMENTS...................................................59

28.  MISCELLANEOUS..........................................................60
          ANNEX A...........................................................62
          ANNEX B...........................................................63
          ANNEX C-1.........................................................64
          ANNEX C-2.........................................................65
          ANNEX D...........................................................66
          ANNEX E...........................................................67
          ANNEX F...........................................................68
          ANNEX G...........................................................69
          ANNEX H  .........................................................71
          EXHIBIT A.........................................................72
          EXHIBIT B.........................................................73

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Securities and Exchange Commission (the "Commission").

                       EXCLUSIVE DISTRIBUTION AGREEMENT


     Exclusive Distribution Agreement, effective as of November 7, 1997 (the "Effective Date"), by and between ZIMMER, INC., a Delaware corporation having its principal place of business at 345 East Main Street, P.O. Box 708, Warsaw, Indiana 46581-0708 ("Distributor"), and ANIKA THERAPEUTICS, INC., a Massachusetts corporation having its principal place of business at 236 West Cummings Park, Woburn, Massachusetts 01801 ("Company"; and together with Distributor sometimes referred to herein as the "Parties").

                                   RECITALS
                                   --------

     A. Company has developed a hyaluronic acid ("HA") product for injection into human joints for the treatment of osteoarthritis as defined in Annex A
                                                                    -------
hereto (the "Product").

     B. Distributor wishes to obtain the exclusive right to distribute and sell the Product for use in the Field of Use throughout the Territory as specified in Section 3 hereof, and Company wishes to grant such right to Distributor, on the terms and conditions set forth in this Agreement.

     C. Distributor also wishes to purchase from Company, and Company wishes to supply to Distributor, Distributor's entire requirement of the Product in finished form, on the terms and conditions set forth in this Agreement.

     D. Unless defined elsewhere in this Agreement, capitalized terms used in this Agreement shall have the meanings set forth in Section 26.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the Parties continued in this Agreement, the Parties agree as follows:

1.   APPOINTMENT AS EXCLUSIVE DISTRIBUTOR
     ------------------------------------

     Subject to the terms and conditions of this Agreement, Company hereby appoints Distributor as its sole and exclusive distributor to market, distribute and sell the Product in the Field of Use in the Territory during the Term of this Agreement, and Distributor hereby accepts such appointment.

2.   UP-FRONT AND MILESTONE PAYMENTS
     -------------------------------

     (a)  Up-Front Fee. As partial consideration to Company for the rights
          ------------
granted to Distributor under this Agreement, Distributor shall pay to Company the sum of $2,500,000 upon the execution and delivery of this Agreement by both Parties (the "Execution Payment").

     (b) *. Within forty-five (45) days after * Distributor shall pay to Company the sum of $2,500,000. At Distributor's sole option, this payment may be made in exchange for common stock, par value $.01 per share, of Company ("Company Stock"). If Distributor elects to receive Company Stock, the Company Stock shall be issued to Distributor or an Affiliate of Distributor, as determined by Distributor in its sole discretion, pursuant to a Stock Purchase Agreement to be executed by Company and Distributor or its Affiliate and in substantially the form of Exhibit A. The number of shares of Company Stock to be
                          ---------
received by Distributor or its Affiliate pursuant to the Distributor's election under this Section 2(b) shall be equal to (i) $2,500,000, divided by (ii) * percent (*%) of the average daily closing price of the Company Stock on each day the U.S. securities markets are opened for trading during the sixty (60) calendar day period immediately prior to the date Distributor makes the * payment to Company pursuant to this Section 2(b). If the shares of Company Stock to be received by Distributor or its Affiliate pursuant to the immediately preceding sentence represent less than nine and nine-tenths percent (9.9%) of the total outstanding shares of Company Stock at such time, Distributor or its Affiliate shall have the right, but not the obligation, to purchase additional shares of Company Stock from Company to increase its ownership of Company Stock to an aggregate of not more than nine and nine-tenths percent (9.9%) of the total number of shares of Company Stock outstanding immediately prior to the date of such purchase, at the price specified in clause (ii) of the immediately preceding sentence and on the other terms and conditions of the Stock Purchase Agreement, with such purchase of additional shares to take place simultaneously with the purchase described in the immediately preceding sentence. Notwithstanding the foregoing, in the event the $2,500,000 payment specified in this Section 2(b) entitles the Distributor to purchase more than nineteen and nine-tenths precent (19.9%) of the total outstanding shares of Company Stock at such time, Distributor agrees to purchase only nineteen and nine-tenths percent of the total number of shares of Company Stock, and pay the balance of the $2,500,000 in cash to Company. Notwithstanding anything herein to the contrary, the $2,500,000 payment specified in this Section 2(b) may, at Distributor's sole discretion, be made in whole (but not in part) by Distributor at any time prior to *.

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.

    (c)  Asian Regulatory Approvals.
         --------------------------

         (i)    Japan. On or prior to the * anniversary of the Effective Date,
                -----
Distributor shall notify Company in writing whether it intends to seek approval for the marketing, sale and distribution of the Product in the Field of Use in Japan. If Distributor, in its sole discretion, elects to seek such regulatory approval, then Distributor shall promptly initiate the regulatory filings necessary for such approval for the marketing, sale, and distribution of the Product in Japan. If additional clinical data is required in connection with such approval, Distributor shall use all commercially reasonable efforts to commence all necessary pre-clinical and clinical trials promptly after the necessary governmental approvals for such trials have been obtained. Company shall bear * associated with all such regulatory filings, except that the * associated with additional clinical data requirements necessary to support such filings (*) will be borne * by Distributor and * by Company as provided in a supplement to the Marketing Plan, which supplement Distributor will provide to Company in draft form within * months following Distributor's election to pursue distribution of the Product in Japan. Company shall have thirty (30) days to review the supplement to the Marketing Plan and Company and Distributor shall negotiate in good faith concerning any necessary changes. If the Parties cannot agree on the terms of the supplement of the Marketing Plan, the matter shall be submitted to the Steering Committee for resolution. Within fortyfive (45) days after receipt by Distributor of the first approval for the marketing, sale and distribution of the Product in the Field of Use in Japan, Distributor shall pay to Company the sum of *. If prior to the * anniversary of the Effective Date, Distributor notifies Company that it does not intend to seek such regulatory approval or fails to notify Company prior to the * anniversary of the Effective Date whether or not it seeks to obtain such regulatory approval, Company may thereafter itself or through another Person seek such approval and market and sell the Product without restriction in Japan (including without limitation use in the Field of Use). In such event, Distributor shall have no obligation to make the * payment referred to in this Section 2(c)(i) or create the supplement to the Marketing Plan, and shall have no right with respect to the sale of the Product in Japan, and all such rights shall remain in the Company.

         (ii)   China.  Company grants to Distributor a right of first offer to
                -----
seek approval for the marketing, sale and distribution of the Product in the Field of Use in China. On or prior to the * anniversary of the Effective Date, Distributor shall notify Company in writing whether it intends to exercise its right of first offer. If Distributor, in its sole discretion, elects to seek such regulatory approval, then Distributor shall promptly initiate the regulatory filings necessary for such approval for the marketing, sale, and distribution of the Product in China. If additional clinical data are required in connection with such approval, Distributor shall use all commercially reasonable efforts to commence all necessary pre-clinical and clinical trials promptly after the necessary governmental approvals for such trials have been obtained. Company shall bear * associated with all such regulatory filings, except

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.

that the * associated with additional clinical data requirements necessary to support such filings * will be borne * by Distributor and * by Company as provided in a supplement to the Marketing Plan, which supplement will contain a reasonable incremental increase to the Territory-wide Purchase Requirement * as provided in Section 4 herein, and which Distributor will provide to Company in draft form by the * anniversary of the Effective Date. Company shall have thirty
(30) days to review the supplement to the Marketing Plan and Company and Distributor shall negotiate in good faith concerning any necessary changes. If the Parties cannot agree on the terms of the supplement of the Marketing Plan, the matter shall be submitted to the Steering Committee for resolution. * (other than as provided in Section 2(e)) solely as a result of electing to pursue distribution of the Product in China. If prior to the * anniversary of the Effective Date, Distributor notifies Company that it does not intend to exercise its right of first offer, or fails to notify Company prior to the * anniversary of the Effective Date, whether or not it intends to exercise its right of first offer, Company may thereafter itself or through another Person seek such approval and market and sell the Product without restriction in China (including without limitation use in the Field of Use). In such event, Distributor shall have no obligation to create the supplement to the Marketing Plan, and shall have no right with respect to the sale of the Product in China, and all such rights shall remain in the Company.

         (iii)  Australia, Korea, Taiwan.  Company shall seek and use its
                ------------------------
commercially reasonable efforts to obtain all regulatory approvals for Distributor to market, sell and distribute the Product in the Field of Use in Australia, Korea, and Taiwan. Distributor shall assist and cooperate with Company in obtaining such filings as Company may reasonably request. Within forty five (45) days after the first approval for the marketing, sale, and distribution of the Product in the Field of Use in one of these countries, Distributor shall pay to Company the sum of *.

   (d) Reimbursement Approvals.  Distributor shall seek and use its
       -----------------------
commercially reasonable efforts to obtain Reimbursement Approvals for the Product in the Field of Use in all the Territory countries. If additional clinical data are required in connection with such Reimbursement Approvals, Company shall use all commercially reasonable efforts to obtain such data commensurate with requirements of the authority from whom reimbursement is sought. All costs associated with all such efforts to obtain Reimbursement Approvals will be borne * by the Parties. Upon receipt of the first Reimbursement Approval for use of the Product in the Field of Use by the appropriate governmental body and/or private insurers representing in aggregate more than * of the population in any one of the following three major Asian markets (Australia, Korea, or Taiwan), Distributor shall pay Company the sum of *. Upon receipt of a Reimbursement Approval for use of the Product in the Field of Use by the appropriate governmental body (and/or private insurers

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.

representing in aggregate more than * of the population in any other Asian market, if applicable), Distributor will pay Company the one-time nonrefundable sum of *. In addition, upon receipt of Reimbursement Approval for the use of the Product for treatment of osteoarthritis by injection into the human knee joint in the United States by at least * of the Qualified Primary National Medical Insurance Organizations listed in the attached Annex H, Distributor shall pay
                                               -------
Company the sum of *. The aggregate amount of payments made by Distributor to Company pursuant to this section 2(d) shall not exceed * in any event. "Reimbursement Approval" shall mean the written agreement of the insurer or appropriate government authority to pay for the Product as a treatment in the Field of Use, to the extent of at least * * of the Average Selling Price. The payments specified in this Section 2(d) shall be made within forty-five (45) business days after receipt of the applicable Reimbursement Approval.

     (e)  Sales Target Payments.  Upon annual Net Sales first reaching or
          ---------------------
exceeding the target amounts set forth in the following table in any calendar year, Distributor shall make the corresponding payment to Company within forty-five (45) days after the end of such calendar year:


        Target                                      Payment
        ------                                      -------

          *    in annual Net Sales                     *

          *    in annual Net Sales     additional      *
                                       ----------

          *    in annual Net Sales     additional      *
                                       ----------

          *     in annual Net Sales    additional      *
                                       ----------

          *     in annual Net Sales    additional      *
                                       ----------


"Net Sales" shall mean the gross amount invoiced by Distributor or its Affiliates for the sale of the Product to third parties in the Territory, less
(i) the cost of freight and freight insurance; (ii) returns, allowances, discounts (including, without limitation, payment discounts of up to *); (iii) credits, administrative fees and rebates related or attributable to the sale of the Product (including, without limitation, allowances, discounts, credits, rebates and administrative fees paid to purchasers and group purchasing organizations or other Persons pursuant to contracts and arising from the sale of the Product); and (iv) sales, use, value-added, excise, or other similar taxes, including without limitation documented entry/exit duties and other duties to the extent such taxes are included in the gross amount invoiced for Product; provided, however, that no adjustment to Net Sales shall be permitted
         --------  -------
for any sales discount, administration fee, rebate, credit or allowance attributable solely to purchasing contracts for

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.

other non-Product items sold by Distributor. Where Product is sold as part of any purchasing contract generated by Distributor, any administrative fees, credits and allowances will be charged on a pro-rata basis against the Net Sales of the Product based on the Product's proportional share of the total sales of the purchasing contract. A "sale" shall not include any sale or disposition of Samples or Demonstration Units, or any transfer or disposition of the Product for pre-clinical, clinical, regulatory or governmental purposes prior to receiving marketing approval. For purposes of calculating "Net Sales," Product shall be considered "sold" upon the invoicing of such Product by Distributor to a third party (other than to any of its Affiliates), or upon invoicing of such Product by any of Distributor's Affiliates to a third party. With respect to Products sold outside of the United States and denominated in a foreign currency, the Net Sales attributable thereto shall be converted from such foreign currency into United States Dollars by utilizing the "Foreign Currency Translation Rate Method." The Foreign Currency Translation Rate Method is the conversion methodology used by Distributor from time to time in calculating sales of its other products in its ordinary course of business. At the time this Agreement is executed, the Foreign Currency Translation Rate Method is calculated monthly on a prospective basis by reference to the average of the "Noon Fed Fixing Rate" announced daily by the Federal Reserve. For example, for sales made during the month of August, 1997, the straight average of the Noon Fed Fixing Rate from June 20 through July 17 would be used. Distributor shall have the right to modify the Foreign Currency Translation Rate Method from time to time; provided, that the following conditions are met: (i) Distributor implements the modified method for substantially all of its foreign currency conversion transactions for substantially all of its products; (ii) the modified method accords with generally accepted accounting principles (GAAP) as established by the FASB; and (iii) Distributor provides prior written notice of the modified method to Company.

     (f) Potential Refund of Portion of Certain Payments; Adjustments to
         ---------------------------------------------------------------
Purchase Requirements.  (A) The Purchase Requirement and payments made to
---------------------
Company under Sections 2(b), 2(c) and 2(d) following achievement of certain regulatory approvals or reimbursement approvals, as the case may be, are subject to partial refund only to the extent and in the manner provided in this Section 2(f); (B) In the event Section 6(d), 8(i)(3)(iii), 15(b), 15(c)(i) or 16(e) is
applicable, Distributor shall notify Company in writing if it determines that it is entitled to an adjustment in the Purchase Requirement and/or a refund, the amount of such adjustment and/or refund, the reasons for the forgoing as well as the calculation thereof. Within ten (10) days after Distributor so notifies Company, the Steering Committee shall meet and determine the amount, if any, by which such payment(s) shall be refunded to Distributor and adjustments to be made, if any. In determining the refunds, if any to be made, and the adjustments if any to be made, the Steering Committee shall comply with the following: (i) the Steering Committee will consider the adverse effects on Distributors's ability to distribute Product in a particular country; (ii) the portion of the payments made to Company under Sections 2(b), (c) and (d) and Purchase Requirements applicable to such affected country; (iii) if the Steering Committee determines a refund and/or adjustment is appropriate, the Steering Committee will limit such refund and/or adjustment solely to that portion of the relevant payment or Purchase

Agreement related to the adversely affected country; and (iv) the duration of any reduction in the Purchase Requirement, it being understood by the Parties that any such reduction shall only be prospective in nature; and (v) notwithstanding anything contained in this Agreement to the contrary, in the case of any potential refund of payments made under Sections 2(b), (c) or (d), as the case may be, the maximum amount, if any, refunded shall be limited to :
(I) * of the amount of the payment as determined by the Steering Committee as provided above for the first year following Company's receipt of such payment;
(II) * of such payment for the second year following Company's receipt of such payment; and (III) * of such payment for the third year following Company's receipt of such payment. If the Steering committee fails to agree on a refund amount within twenty (20) days after meeting, either Party may submit the matter to arbitration as provided in Section 20. At Distributor's sole discretion, and upon prior written notice to Company, any amounts determined by the Steering Committee or in arbitration, as the case may be, to be payable to Distributor under this Section 2(f) may be invoiced directly to Company, or in the alternative, offset against existing and/or future invoices for Product or other fees due from Distributor to Company. Such refund amount shall be paid by Company to Distributor within thirty (30) days after the Steering Committee agrees on such an amount, or within thirty (30) days after it is determined by arbitration that such amount is to be paid by Company to Distributor.


 3.  TERRITORY
     ---------

     (a) Distributor shall have the sole and exclusive right to market, distribute and sell the Product solely for use in the treatment of osteoarthritis by injection into human bone joints where the Product is the sole and exclusive injectable product in such treatment, but excluding TMJ (the "Field of Use") in the countries listed in Annex C1. The countries listed in Annex C-1 within which Distributor has such exclusive distribution rights is hereinafter referred to as the "Territory."

     (b) The countries listed in Annex C2 comprise "Optional Territory" which the Parties agree shall be considered "available" under the terms of this Paragraph 3(b), * as of the date this Agreement is executed; provided, that to exercise its option under this Section 3(b) with regard to any of the countries in the Optional Territory, Distributor must produce a supplement to the Marketing Plan listing the countries to be added to the Territory and a reasonable incremental increase to the Territory-wide Purchase Requirement * as provided in Section 4 herein, which supplement Distributor must provide to Company in draft form within * months after the date this Agreement is executed, and which supplement Company shall then have an additional * months to accept. Distributor shall be deemed to have waived its option under this Section 3(b) with regard to any country in the Optional Territory that is not included in such supplement to the Marketing Plan or in the event Distributor fails to provide such supplement
                                       7

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.

to the Marketing Plan within such * month period. If by the end of the * period referred to above a supplement to the Marketing Plan has not been accepted by both Parties, Distributor's option under this Paragraph with regard to the countries listed in the supplemental Marketing Plan shall then lapse, and all rights related to distribution of the Product in the Optional Territory shall remain with Company.


 4.  PURCHASE REQUIREMENTS
     ---------------------

     (a) Beginning with calendar year 1998, Distributor shall be required to make at least such annual purchases of Units (excluding for purposes of this Section 4 any purchased Samples and Demonstration Units) as are sufficient to reach the following Territory-wide totals, at the purchase prices set forth in
Section 7(a) during the Term of this Agreement (the term "Purchase Requirement", when used with respect to a calendar year shall mean (i) the minimum number of units to be purchased for such calendar year as set forth in the table below, as may be adjusted from time to time in accordance with the terms of this Agreement (the "Territory-wide Units Requirement") or (ii) the Minimum Purchase Fee requirement calculated with respect to such year, as applicable:

Calendar Year                            Territory-wide Units Requirement
-------------                            --------------------------------
                                         (Exclusive of Samples and
                                         Demonstration Units)
1998 (Year 1)                              * Units
1999 (Year 2)                              * Units
2000 (Year 3)                              * Units
2001 (Year 4)                              * Units
2002 (Year 5) and thereafter (annually)    * Units

      (b) Notwithstanding the provisions of Section 4(a), Distributor shall not be obligated to purchase more than * per year until the year in which the U.S. FDA approves the Product for marketing and sale for use in the treatment of osteoarthritis by injection in the human knee joint in the Field of Use in the United States. Upon receipt of such FDA approval, Distributor shall be obligated to purchase in that calendar year the prorated Year 2 annual Territory-wide Units Requirement which shall be determined by multiplying the Year 2 annual Territory-wide Units Requirement * by a fraction, the numerator of which is the number of days remaining in the calendar year after the date on which FDA approval is received and the denominator of which is 365. The Year 3 and Year 4 annual Territory-wide Units Requirements shall apply to the first and second calendar years, respectively, immediately succeeding the calendar year during which the FDA approval is received, and the Year 5 annual Territory-wide Units Requirement shall apply to each calendar year thereafter during the Term. All purchases of Product shall have a documented delivery

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.

date assigned to them. For purposes of determining whether or not Distributor has met the annual Territory-wide Units Requirement for any given year, the documented delivery date shall be determinative, not the date of actual delivery, if different.

     (c) In the event Distributor fails to purchase the applicable annual Territory-wide Units Requirement set forth in Sections 4(a) and 4(b) above during any calendar year, Distributor, on or before March 31 of the immediately succeeding calendar year, shall at its sole election, either (i) purchase additional Units equal to the Unit difference between the applicable Territory-wide Units Requirement and actual purchases at the applicable transfer price set forth in Section 7 or (ii) pay Company an amount equal to * multiplied by the difference between the applicable Territory-wide Units Requirement and actual Units purchased (such product, the "Minimum Purchase Fee Requirement"). Company agrees to accept such purchase or such payment, as the case may be, as Company's sole and exclusive remedy for Distributor's failure to meet any annual Territory-wide Units Requirement. Distributor shall not be obligated to pay any Minimum Purchase Fee Requirement to the extent of any failure by Company to meet quantity requirements in accordance with this Agreement in such year.

     (d) Notwithstanding the provisions of Sections 4(a), 4(b) and 4(c), if at any time and from time to time (i) Company for any reason cannot supply any quantity of the Product ordered by Distributor in accordance with the terms of this Agreement (or required to be ordered due to purchase obligations), including but not limited to any failure to supply as a result of any Force Majeure event described in Section 23 or (ii) the Steering Committee determines that the Purchase Requirement shall be reduced for any period due to unforseen circumstances or business conditions, Distributor shall be relieved of its purchase obligation to the extent of that amount of Product not so supplied.

     (e) Notwithstanding the provisions of Sections 4(a), 4(b) and 4(c), if any of the Patents is found by a court of competent jurisdiction to be invalid or the Product otherwise becomes (or Company reasonably believes the Product is likely to become) infringing on the proprietary rights of third parties, the applicable annual Purchase Requirement shall be suspended to the extent and for the duration determined in accordance with Section 15(c). In addition, if a third party is infringing any of the Patents and as a result of such infringement the Product is taken off the market in a particular country, and such infringement is brought to Company's attention, the Purchase Requirement with respect to such country shall be suspended until such infringement ceases or until the Parties otherwise agree.


     5.  ADDITIONAL APPLICATIONS AND INDICATIONS
         ---------------------------------------

     (a) Company hereby grants to Distributor and its Affiliates a right of first offer, as described in this Section 5, to review and consider any new HA-based products derived from

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.

Company's R&D Pipeline and developed for human use, the rights of which are solely owned by Company (collectively referred to as the "Potential HA Products"),but excluding products labeled and indicated exclusively for use in
               ---------
then TMJ, and all Excluded Products as that term is defined in Annex D.  Any
                                                               -------
change in the existing Product, including any refinements, improvements or performance enhancements, that are capable of being implemented under Section 8(a) by amending Annex A (whether or not such change in the Product would require the filing of a PMA supplement if implemented in the United States) shall be deemed not to alter the identity of the Product for purposes of this
Section 5, and the changed Product shall be deemed not to be a Potential HA Product.

     (b) If at any time during the development of Potential HA Products, Company determines in its sole discretion to seek an unaffiliated distribution or development partner, Company shall promptly notify Distributor and shall supply to Distributor all available relevant information and data related thereto as is reasonably necessary for Distributor to make an informed decision of its interest in distributing the Potential HA Product and to develop a proposal for the commercial terms for such distribution rights. The date of such notification is hereinafter referred to as the "Disclosure Date." Distributor shall have sixty (60) days from the Disclosure Date to review the Potential HA Product on an exclusive basis and to determine if it or any of its Affiliates wishes to negotiate distribution or licensing arrangements with
respect to such Potential HA Product.   During such period, Distributor may
request that Company provide Distributor or its Affiliates with additional information and data which Distributor reasonably considers relevant to Distributor's consideration of the Potential HA Product, and Company shall provide such additional information at Distributor's expense, but only to the extent such information is in existence and easily accessed. If Distributor and its Affiliates do not wish to pursue negotiations for the distribution or license of such Potential HA Product and Distributor so notifies Company, or if such sixty (60) day period expires without Distributor notifying Company as to its interest, then Company shall be free to enter into an agreement with another Person as to that Potential HA Product, as Company shall determine at its sole discretion, without any further restriction or obligation to Distributor.

     (c)  If prior to the expiration of the sixty (60) day period referred to in
Section 5(b) Distributor or any of its Affiliates expresses in writing its interest in obtaining the right to distribute or license the Potential HA Product, the parties shall enter into good faith negotiations regarding the right to distribute or license such Potential HA Product within the ninety (90) day period immediately following the Disclosure Date. If at the end of such ninety (90) day period the parties are unable to reach a preliminary heads of agreement, and Company does not wish to continue the negotiations, as Company shall determine at its sole discretion, Company shall be free to enter into an agreement with any other Person without any further restriction or obligation to Distributor.


 6.  GENERAL TERMS OF SUPPLY
     -----------------------

     (a) During the Term of this Agreement, Distributor shall purchase from Company, and Company shall supply to Distributor, all of Distributor's requirements for the Product.

     (b) The Parties agree that it is their mutual objective to plan for, communicate, fill, and ship orders for the Product as efficiently as possible while minimizing inventory costs. To further this goal, Distributor and Company agree to work together to establish and incorporate an on-line system whereby Distributor will supply Company on-going and frequently-updated information regarding: (i) the orders received by Distributor for Product; (ii) Distributor's current Product inventory levels and (iii) the updated Annual Forecast as set forth in Section 6(g). Distributor agrees to train the appropriate Company employees in the proper use of this on-line system. (This training period shall be referred to as the "Purchasing System Training Period" and shall last until both Parties agree that Company can operate the system on its own.)

     Distributor shall provide to Company the forecasts described in Paragraphs 6(f) and (g) herein, so that Company has access to Distributor's most current forecasting information as soon as practicable. In addition, at least sixty
(60) days prior to the beginning of each calendar year during the Term (subject to Company's compliance with the other provisions of this Agreement), Distributor shall place a binding Blanket Purchase Order with Company for the quantity of Units comprising Distributor's annual Purchase Requirement for the coming calendar year, as such quantity is specified in Section 4 herein. For example, subject to the terms and conditions of this Agreement, Distributor shall place with Company by 1 November 1998 a Blanket Purchase Order for its calendar 1999 Purchase Requirement. Orders for Units placed by Distributor shall be made solely by either of the two following methods:

     (i) During the Purchasing System Training Period, Distributor shall issue to Company individual Order Releases against the Blanket Purchase Order, such that the individual Order Releases shall be based on the updated Annual Forecast, shall be delivered to Company by facsimile, and shall specify delivery date(s) and quantities of Units to be shipped; provided, however, that in no case shall any Order Release be for less than *. Distributor will issue such individual Order Releases to Company with delivery dates at least sixty-five
(65) days after the date of such individual Order Releases to allow Company adequate time to adjust its production schedules. Distributor agrees that each such Order Release shall be a binding non-cancelable order for Product.

     (ii) After the successful completion of the Purchasing System Training Period, in addition to placing the Blanket Purchase Order at the beginning of each calendar year, Distributor shall establish minimum and maximum Stocking Level requirements based on the updates to the Annual Forecast, to which updates and Stocking Level requirements Company will have direct on-line access, such that Company shall plan, manufacture, and ship monthly (or at such more or less frequent scheduled intervals as the Parties may by written agreement determine) to maintain

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.

such Stocking Levels, and Company shall be responsible for shipping the quantities of Units necessary to maintain Distributor's Stocking Level requirements, on Company's own issuance of Order Releases and without receiving individual Order Releases from Distributor; provided, however, that in no case will any quantity specified in the Order Release be less than *. In addition, such individual Order Releases shall have delivery dates at least sixty-five
(65) days after the date of such individual Order Releases to allow Company adequate time to adjust its production schedules.

     Subject to Distributor's compliance with the other provisions of this
Section 6, and while individual Order Releases are issued in accordance with method (i) described above, Company shall ship Units to Distributor within two
(2) working days of the individual Order Release delivery date ("Ordering Window") in the quantity indicated on the individual Order Release; provided, however, that in no case shall any given Order Release be for less than *. During the time method (i) above is in effect, the Company will use commercially reasonable efforts, but is not obligated, to fill individual Order Releases placed by Distributor with delivery dates less than sixty-five (65) days from the date of the Order Release. During the time method (ii) above is in effect, and subject to Distributor's compliance with the other provisions of this
Section 6, Company shall be responsible for timely shipment of all quantities necessary to maintain the established Stocking Level requirements; provided, however, that in no case will any given shipment of Product be less than *, and the Ordering Window shall be reduced to one (1) working day. During the time either method (i) or (ii) above is in effect, Company shall invoice Distributor for the actual quantity of Units shipped on the date shipped. Notwithstanding anything contained herein to the contrary, in any calendar quarter, the Company will use its commercially reasonable efforts, but it is not obligated, to ship Unit quantities exceeding * of the Product ordered in an Order Release (excluding the first Order Release under this Agreement), or shipped by Company, as the case may be in method (i) or (ii), respectively, during the prior quarter.

     Both Parties agree that upon successful completion of the Purchasing System Training Period (i.e., during the period method (ii) as provided in this Section 6(b) is in use), the decision regarding Distributor's obligation to either purchase additional Units or pay a Purchase Penalty Fee, as provided in Section 4(c) herein, shall be at Distributor's sole discretion.

     (c) Company shall deliver the Units ordered on the delivery date(s) specified in Sections 6(b). If Company becomes aware of an event of Force
                                                                     -----
Majeure under Section 23 or any other event that it expects would prevent it
-------
from supplying Units ordered or forecasted to be ordered by Distributor on the specified delivery date(s), Company shall promptly notify Distributor. In such event, Company shall take all reasonable steps necessary to minimize production delays (including, without limitation, securing a third party manufacturer that is reasonably acceptable to Distributor as an additional source for the manufacture of the Product,

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.

in accordance with the terms of this Paragraph). In the event that any inability to supply Units results in delays or shortages as described in this Paragraph, Distributor shall be entitled to the forms of relief as provided in this Section 6(c). The Parties agree that, subject to the terms and conditions of Section 6(b) herein, Distributor's obligation to purchase the Purchase Requirements as provided in Section 4 herein shall be determined according to the delivery dates
                                                                  --------------
indicated in the Order Releases (as provided in method (i) of Section 6(b) herein) or Stocking Levels (as provided in method (ii) of Section 6(b) herein), and Distributor shall not have failed to meet its Purchase Requirement for a
                      ---
given calendar year if deliveries of shipments are made after such delivery dates for such calendar year. Order Releases with a scheduled delivery date in one calendar year and that are shipped in a subsequent calendar year shall only
                                                                           ----
count toward the Purchase Requirement in the calendar year in which the delivery date was scheduled. In addition, Company shall pay Distributor a late shipment penalty fee of * per Unit (the "Late Shipment Penalty Fee"), on a per shipment basis if:

          (A) such shipment is delivered late (i.e., after 65 days from delivery date as specified in Section 6(b));

          (B) such shipment does not violate the rule (as provided in Section 6(b) herein) that the total quantity of Product ordered in each quarter should not exceed * of the quantity of Product ordered or shipped in the immediately preceding quarter (and Company is under no obligation to fill such order to the extent it exceeds the prior quarter's total); and

          (C) as a result of such late shipment, Distributor is forced to process Distributor's customer orders of Product as "back orders" because Distributor has insufficient inventory to fill such orders on a timely basis, which such inventory shall include for these purposes inventory of Product held by Distributor or Distributor's subdistributors, or Product held on consignment in Distributor's Customers' possession.

     (d)  In the event Distributor terminates this Agreement as provided in
Section 17(c) herein, and such termination is caused by Company's failure to fill orders for Product as provided in Section 6 herein the provisions of
Section 2(f) shall apply.

     (e) Notwithstanding anything contained herein to the contrary, (A) shipments that are less than *, or greater than *, of the amount ordered and/or which are delivered outside the Ordering Window may be deemed, at the sole discretion of Distributor, (i) goods shipped as an accommodation, (ii) non-conforming goods which may be rejected or (iii) a partial order which may be accepted by Distributor without waiving its rights to complete performance, (B) all shipments with a quantity of Units that are within (+ or -) * (*) of the quantity specified in the Order Release, shall be deemed to satisfy the quantity specified in such Order Release, and (C) Distributor shall be responsible for payment for only those Units actually shipped.

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.

     (f) During the Term of this Agreement, Distributor shall provide Company with a twelve (12) month order, delivery and inventory forecast by month (the "Annual Forecast") in dollars and Units (including all Samples and Demonstration Units) no later than November 1 of each calendar year for the immediately succeeding calendar year, except that for the first calendar year of this Agreement, the Annual Forecast shall be delivered to Company within forty-five
(45) days of the Effective Date.

          Within thirty (30) days of Company's receipt of the Annual Forecast, Company shall provide Distributor with a twelve (12) month production capacity plan (the "Annual Production Plan") which shall include information concerning Company's ability to meet the Annual Forecast, including without limitation information about Company's intended improvements in its production capacity to meet the production requirements as provided in the Annual Forecast.

          The Annual Forecast and the monthly updates are for planning purposes only and shall not be binding on Distributor or Company.

     (g) During the Term of this Agreement, on the tenth (10th) day of each month covered in an Annual Forecast (or in the event of a technical information systems malfunction, as soon as reasonably possible), commencing with February, Distributor shall provide Company with an updated rolling twelve month forecast of Units sold, inventory levels, sales and scheduled Order Releases (including Samples and Demonstration Units), so as to allow Company a continuous, twelve-month planning horizon. As the Parties develop the capability to do so (upon the successful completion of the Purchasing System Training Period as provided in Section 6(b) herein), Company shall access the updated forecast directly on-line as needed, and shall conduct its planning activities without receiving written updates. Company agrees that promptly following its receipt of such updates, Company shall inform Distributor whether or not Company reasonably expects to be able to meet Distributor's updated forecast requirements for Product, and if applicable, the remedial measures Company intends to take in order to meet such updated forecasted Product requirements. The monthly updates are for planning purposes only and shall not be binding on Distributor or Company. Beginning in calendar year 1998, Distributor shall provide Company with quarterly reports of Units sold and Units on hand in the Distributor's inventory no later than thirty (30) days after the end of each calendar quarter. As the Parties develop the capability to do so, Company shall access such reports, together with Distributor's Stocking Level requirements, directly on-line as needed, and shall conduct its planning activities without receiving such reports in writing.

     (h) Company shall maintain a work-in-process bulk HA inventory of Product in an amount not less than that sufficient to supply Distributor's individual Order Releases or Stocking Level requirements, as the case may be, based on the updates to the Annual Forecast provided by Distributor pursuant to Section 6(g).

     (i) In the event of a conflict between the terms of a Blanket Purchase Order or individual Order Release issued by Distributor and this Agreement, the terms of this Agreement shall control.


 7.  PRICE AND PAYMENT TERMS
     -----------------------

     (a) During the first three (3) years following the earlier of (i) the First Commercial Sale of the Product by Distributor in any country in the Territory or (ii) January 1, 1998, the purchase price payable by Distributor to Company for each Unit shall equal the greater of (a) * or (B) * of the Average Selling Price per Unit. Thereafter, the purchase price payable by Distributor to Company for each Unit shall be the greater of (X) * or (Y) * of the Average Selling Price per Unit. For purposes of this Agreement, "Average Selling Price per Unit" shall be calculated annually during the Term of this Agreement promptly after the end of each calendar year and shall equal (i) Net Sales for that calendar year divided by (ii) "Net Units Sold" in such calendar year. "Net Units Sold" shall mean the total number of Units sold by Distributor or its Affiliates to third parties (excluding Samples and Demonstration Units), less all returns of Units in the calendar year in question.

     If at any time the annual Average Selling Price falls below * (the minimum price necessary for Distributor to maintain a * gross margin at the * minimum price), Distributor may request that the * minimum purchase price be reduced. The Steering Committee shall convene within thirty (30) days after Distributor's request to evaluate the basis for the request, and to determine the duration of the reduction, if any. If the Steering Committee determines that market or other competitive conditions so require, it shall establish a reduced minimum purchase price, calculated as follows: once the annual Average Selling Price falls below *per Unit, Company shall, subject to the provisions of this Section 7(a), reduce its * per Unit floor price by * of the difference between (A) Distributor's gross profit (assuming *) and (B) Distributor's gross profit (pre-adjustment), but in no event shall the price paid to Company be less than *. For example, if the annual Average Selling Price falls to * per Unit, the calculation as follows:

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.

          Average Selling Price (pre-adjusted) = *
          Original per Unit Purchase Price = *
          Distributor's gross profit (pre-adjustment) *
          Distributor's gross profit (assuming *) = *


          Difference between Distributor's gross profit (assuming * close-up) and Distributor's gross profit (pre-adjustment) * - * = *


          Amount by which Company's * Average Selling Price is reduced
          *

          Company's New Average Selling Price               *
          Distributor's New Gross Profit                    *

                                                     Total  *

     Notwithstanding anything contained in this Agreement to the contrary, (i) the provisions of this paragraph shall not apply unless and until the annual Average Selling Price per Unit falls below *; (ii) this paragraph shall only operate prospectively; (iii) any reduction in the purchase price payable per Unit determined as provided in this paragraph shall only remain in effect for as long as the Average Selling Price per Unit is below * and (iv) no event shall the purchase price per Unit payable by Distributor to the Company be less than
*.

     If the Average Selling Price per Unit falls below * (as calculated for the entire Territory), Distributor reserves the right to reduce the spending commitments described in the Marketing Plan to a more realistic level in order for Distributor to maintain or recapture its *. At the time of such reduction in spending, Distributor will submit to the Steering Committee a proposal detailing on a country-by-country basis Distributor's recommendation whether to continue or cease marketing the Product in each country, and the Steering Committee shall meet within sixty (60) days to determine the appropriate action to be taken by the Parties.

     If the Steering Committee cannot come to a resolution on a price adjustment, the matter will be submitted to arbitration as provided in Section
20. In arbitrating the issue of price reduction as provided in this Section 7(a), the arbitrator shall be bound by the formula for such reduction as
                     -----
provided in this Section 7(a).

     (b) For purposes of determining the purchase price of the Product payable by Distributor to Company prior to the final determination of the Average Selling Price per Unit

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.

for any calendar year (or portion thereof), the Parties agree that they shall use an estimate of the Average Selling Price per Unit (the "Estimated Average Selling Price") as provided in this Section 7(b). From the Effective Date to the date the next Estimated Average Selling Price is determined pursuant to this
Section 7(b), the Estimated Average Selling Price shall be * per Unit. On or before March 31, 1999 and March 31 of each year thereafter during the Term of this Agreement, Distributor shall provide Company with a statement (the "Statement") calculating the (i) Net Sales; (ii) Net Units Sold; and (iii) the actual Average Selling Price per Unit for the most recently completed calendar year in accordance with Section 7(a). The actual Average Selling Price per Unit as determined by Distributor shall be used by the Parties as the Estimated Average Selling Price for the immediately succeeding calendar year. If in any completed calendar year the actual Average Selling Price per Unit for such calendar year exceeds the Estimated Average Selling Price used for such calendar year, Distributor shall pay to Company within thirty (30) days of the date the calculation of the actual Average Selling Price per Unit is deemed final by the Parties as provided in Section 7(c) of this Agreement, an amount equal *. If for any calendar year the Estimated Average Selling Price exceeds the actual Average Selling Price per Unit, Company shall pay to Distributor within thirty (30) days of the date the calculation of the actual Average Selling Price per Unit is deemed final by the Parties as provided in Section 7(c) of this Agreement an amount equal to *.

     (c) The calculation of the actual Average Selling Price per Unit set forth in the Statement shall be deemed final and binding on the Parties unless Company notifies Distributor in writing of its objection thereto (an "Objection") within sixty (60) days after the completion of the Audit as provided in Section 7(d) or sixty (60) days from Statement being delivered to Company following the end of the calendar year, whichever is later. Any Objection shall be accompanied by a detailed explanation of Company's basis for such Objection. Within thirty (30) days after the delivery of the Objection to Distributor, the Parties shall in good faith attempt to agree on the calculation of the Average Selling Price per Unit. If the Parties fail to reach agreement within such thirty (30) day period, the matter shall be submitted to arbitration in accordance with Section 20.

     (d) Company shall have the right to appoint an independent public accountant, mutually acceptable to the Parties (the "Accountant") to verify Distributor's calculation of Net Sales, Net Units Sold and Average Selling Price per Unit (the "Audit"). In the absence of any intentional misstatement of material fact by Distributor, * shall bear the cost of such Audit unless Distributor's calculation of the Net Sales, Net Units Sold or Average Selling Price per Unit is more than * lower than the amounts determined by the Audit, in which case Distributor shall bear the cost. If Distributor disagrees with the

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.

calculation of the Audit, and Distributor and Company cannot resolve their disagreement, the matter shall be submitted to arbitration in accordance with
Section 20.

     (e) Company shall supply Distributor with samples of the Product ("Sample") at * per Unit. Unless the Parties otherwise agree, the total number of Sample Units that Company is required to supply shall not exceed
* of Distributor's applicable annual purchase requirement set forth in Section
4. All Samples shall be labeled "Samples -Not For Resale." Company shall also supply Distributor with Demonstration Units at * per Unit to be used solely for demonstration purposes. Unless the Parties otherwise agree, the total number of Demonstration Units that Company is required to supply shall not exceed * of Distributor's applicable annual purchase requirement set forth in Section 4. All "Demonstration Units" shall be labeled "For Demonstration Use Only -Not for Human Use or Injection" and shall be defined as Units which need not meet Product Specifications, but which should be representative examples of the Product in finished, packaged form. Distributor agrees not to sell Samples or Demonstration Units including without limitation, to any Affiliates or third party sub-distributors.

     (f) The purchase price for the Product is based on sales term * ready for pick-up by such common carrier as Distributor may designate for shipment to distribution locations in the Territory designated by Distributor. In addition, Company shall document the common carrier billing mechanism as requested by Distributor. Risk of loss to the Product shall pass to * upon delivery of the Product to a carrier at *. Company shall cooperate with Distributor in processing all claims for loss or damage to the Product. In addition to the shipping and shipping-related expenses (including without limitation insurance costs) incurred subsequent to the delivery by Company of Product to the common carrier as designated by Distributor, * shall be responsible for and shall pay for any and all demurrage, storage and other charges accruing after the arrival of any shipment at the Distributor designated destination. Notwithstanding any other terms of this Paragraph, risk of loss for all shipments shall shift to * in the event Company's packaging does not maintain an average breakage rate (calculated over a three-month period) of less that *, and shall remain with * until the three-month average breakage rate again drops below *. Company agrees to supply Distributor with specific instructions and packaging specifications for re-packaging the Product, which such instructions will be incorporated into Annex A
-------
hereto. Distributor agrees that any breakage that results as a result of Distributor's failure to properly use such instructions and specifications shall be excluded in the calculation of the average breakage rate.

     (g) Back Orders of Products shall be shipped * to Distributor's facility in Warsaw, Indiana (or such other U.S. location as the Distributor may designate), via overnight air carrier reasonably designated by Company. * shall be responsible for all costs associated with priority and/or emergency shipment of Back Orders of Products to the location designated in the immediately preceding sentence. "Back Order" shall

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.

be defined as an order shipped late to one of Distributor's customers because Company failed to supply Distributor with Product in accordance with the terms of this Agreement, such that Distributor did not have sufficient inventory in the United States and Canada to meet such customer's order.

     (h) Company shall invoice Distributor for each shipment separately and shall reference the applicable Distributor purchase order number, mode of transportation, date of shipment and payment terms on all invoices and bills of lading. Any and all transfer, sales, use, registration and other taxes imposed upon or with respect to or measured by the sale or delivery by Company to Distributor of the Product in accordance with this Agreement shall be the responsibility of and charged to the account of Distributor. Such amounts shall be included on Company's invoices to Distributor for such Product. Anything to the contrary notwithstanding, Distributor shall not have any obligation to pay any of Company's income taxes which may result in connection with the transactions contemplated by this Agreement.

     (i) Payment terms for purchases of Product by Distributor shall be * days from the date such Product is shipped by Company via common courier. In the event payment has not been sent within * days after the shipment is so shipped, Company shall have the right to suspend any and all shipments due or past due, without incurring the Late Shipment Penalty Fee described in Section 6(c) herein, until Distributor's payment for the delivered shipment is received.


8.   PRODUCT SPECIFICATIONS; QUALITY CONTROL, REGULATORY MATTERS AND COMPLIANCE
     --------------------------------------------------------------------------
     WITH LAW
     --------

     (a) Company shall manufacture, package and label the Product in strict accordance with the specifications and quality standards described in the Registration Dossier(s) with respect to the Product in effect from time to time in the applicable Territory, and other additional specifications agreed to by the Parties, after submission to the Steering Committee, from time to time, which additional specifications are written as amendments to Annex A as provided
                                                             -------
in Section 8(b) below (the "Specifications"). Either Party shall have the right to request a change to the Specifications at any time during the Term of this Agreement. In such event, the Party wishing to request a change (the "Requesting Party") shall notify the other Party (the "Receiving Party") of its request in writing. If the Receiving Party agrees to such request, the Parties shall cooperate with each other to have such change to the Specifications approved in each applicable country in the Territory, and Company shall maintain sufficient inventory of the original Product to supply Distributor until the change in Specifications is so approved and the new Product can be marketed and sold. Changes requested by Company shall be made at *. Company shall not be obligated to make any changes to the Specifications requested by Distributor, other than those required by a regulatory agency having jurisdiction in the country affected by such requested change. If any

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.

regulatory agency having jurisdiction in any country in the Territory requires a change to the Specifications, Company shall use all commercially reasonable efforts to make such changes with respect to the Products sold in the affected jurisdiction, and the actual, documented * for making such change as required by such regulatory agency shall be * among Company and Distributor. * for any and all expenses incurred by Company in connection with any and all changes to Specifications requested by Distributor for any reason other than a regulatory requirement. Notwithstanding any other terms of this Paragraph, in the event of a change or improvement to the Product for which the Parties agree to implement and modify Annex A, Distributor's purchase price for the improved or changed Product shall be adjusted as follows: (i) Company shall not change any element of such price relative to components, materials, and processes that remain unchanged; (ii) Company shall provide detailed documentation of any changes in such price attributed to changes in costs associated with changes in components, materials, or processes; (iii) for any increase in price attributed to an increase in such costs, Distributor shall have the right to appoint an independent certified accountant mutually acceptable to both parties to audit and verify the cost increase directly with Company's suppliers, or in the alternative, to review Company's financial records pertaining directly to any increased cost for components, materials, or processes. In addition, if the change or improvement to the Product adopted in Annex A creates Obsolescence in existing inventory, the actual, documented, * of such Obsolescence, together with any actual, documented, *, *. Company shall have the right to appoint an independent certified accountant mutually acceptable to both parties to audit and review Distributor's financial records pertaining directly to such * costs for obsolescence. Any disputes arising from a request for cost-sharing or reimbursement of expenses incurred in connection with a change in Specifications (or other provisions of Annex A) under this Paragraph and not resolved informally within thirty (30) days shall be referred to the Steering Committee for resolution. If the Steering Committee does not resolve the matter within sixty (60) days, either Party may submit the matter to arbitration as provided in Section 20.

     (b)  All changes to Specifications in Annex A allowed by the provisions in
                                           -------
Section 8(a) made subsequent to the Effective Date of this Agreement, must be made in the form of a written amendment to Annex A signed by both Parties.
                                           -------

     (c) Company shall conduct quality control testing, including stability testing, of the Product prior to shipment in accordance with the Specifications and regulatory requirements with respect to the Product as are in effect from time to time in the Territory, and such other quality control testing procedures agreed to by the Parties from time to time (the "Testing Methods"). Company shall retain records pertaining to such testing. Testing Methods will be reviewed and approved by both Parties prior to use of the Product.

     (d) Company shall provide Distributor with a certificate of analysis of each shipment of Product made to Distributor. Such data (and such other relevant test data as the

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.

Parties may agree) shall be provided at least monthly, on diskette and/or as hard copy, or in such other format as the Parties may agree, in advance of each shipment. Distributor may test or cause to be tested any Product in accordance with its customary procedures within thirty (30) days of its receipt of the Product. Distributor agrees to notify Company of any actual or potential defect of which Distributor becomes aware. Distributor shall have the right to reject any shipment of Product which does not meet the Specifications when tested in accordance with the Testing Methods no later than (i) forty-five (45) days after receipt of such shipment of Product, or (ii) forty-five (45) days after Distributor is notified of a potential defect or other nonconformance by its customer, the Company, or other source, as the case may be; provided, that in either case described in clause (i) and clause (ii) of this sentence, the standard payment terms specified in Section 7(i) of this Agreement shall apply, and shall not be delayed pending resolution of any rejection claim. All such claims shall be accompanied by a copy of the records pertaining to such testing and a report of the Distributor's analysis (including a sample of the Product from the batch analyzed) of the allegedly non-conforming Product, which records and report shall have been made at the direction of the quality control group of Distributor using the Testing Methods. If, after its own analysis of such sample, Company confirms such non-conformity, Company shall replace such shipment at its expense, together with payment to Distributor of a standard handling fee equal to * of the purchase price of the non-conforming unit, which handling fee shall be deemed to include all applicable charges incurred by Distributor for shipping and/or storage, and/or disposal. If, after its own analysis, Company does not confirm such non-conformity, the Parties shall agree to retest the shipment or otherwise attempt in good faith to agree upon a settlement of the issue. In the event that the Parties cannot resolve the issue, the Parties shall submit the disputed Product to an independent testing laboratory, to be mutually agreed upon by the Parties, for testing using the Testing Methods. The findings of such laboratory shall be binding on the Parties, absent manifest error. Expenses of such laboratory testing shall be borne by the Party adversely affected by such findings. In the event that any such shipment or batch thereof is ultimately agreed or found not to meet the Specifications, Company shall replace such shipment at its expense, including charges incurred by Distributor for shipping and/or storage, if applicable. If instructed by Company, Distributor shall return any such rejected shipment to Company at Company's expense. In the event that any such shipment or batch thereof is ultimately agreed or found to meet the Specifications, Distributor shall retain such shipment or batch, and all the terms and conditions of this Agreement shall continue to apply to such Product.

     (e) In addition to the obligations specified in this Agreement, each of the Parties shall have the responsibilities assigned to it in the Coordinated Sales, Marketing and Clinical Plan attached hereto as Annex B and incorporated
                                                      -------
herein by reference (the "Marketing Plan"), including, without limitation, responsibilities with respect to product registrations, clinical trials and other regulatory matters; provided however, that in case of a conflict between
                          -------- -------
the Marketing Plan and this Agreement, this Agreement shall control.

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.

     (f) Company shall notify all applicable regulatory authorities of reportable events involving the Product for which Company receives appropriate notification, as required by applicable Laws, including, without limitation, MDR reports under the MedWatch program of the FDA and Device Vigilance Reports required by the countries of the European Union. Distributor shall likewise notify Company in writing of any such reportable events. The reporting party shall notify the other within twenty-four (24) hours after such party becomes aware of such reportable event, in a manner consistent with the requirements of the Law in the applicable jurisdictions.

     (g) Distributor shall communicate to Company via facsimile and follow-up via express courier regarding any complaints received from users of the Product, within twenty-four (24) hours after Distributor becomes aware of each complaint. Each notification of a complaint shall contain, to the extent available to Distributor within the 24 hour time frame, information as to the lot number, dosage size, expiration date, indication for actual use and description of circumstances involved in the alleged failure of the Product. Each complaint notification will contain all the information available to Distributor at that time, including the information required in the "Company Complaint Form"
(Annex E), and a summary of any proposed action to be taken by the Distributor
 -------
and/or Company. Distributor will provide additional information as it becomes available, or will turn the complaint over to Company for follow-up investigation and any further action. No action, though, will be taken by Distributor before consultation with and agreement from Company. Each month during the term of the Agreement, Company will provide Distributor with a summary of all complaint information (together with trend analysis) received from all sources during the preceding month.

     (h) Each Party agrees to notify the other Party as soon as practicable of any information of which it becomes aware which relates to the safety or efficacy of the Product. Upon receipt of any such information, the Parties shall consult with each other in an effort to arrive at a mutually agreeable course of action that is consistent with the obligations of the parties under this Agreement.

     (i) (1) If a Party is notified by a governmental agency that a Product recall or other general corrective action with respect to the Product is necessary ("Government Recall"), it shall immediately advise the other Party in writing of such notification by such governmental agency, and proceed with the recall or corrective action as instructed by such governmental agency.

          (2) In the event either Company or Distributor believes in good faith (without notification by a governmental agency) that a Product recall or other general corrective action with respect to the Product is necessary or appropriate ("Proposed Recall"), the party advocating the Proposed Recall shall notify the other party in writing regarding its belief in this regard, and provide the other party with a complete written explanation of the reason(s) for its belief regarding such Proposed Recall. Within two (2) business days following delivery of the written explanation, the Parties will jointly submit all notifications from either Party regarding such Proposed Recall to a subcommittee of the Steering Committee (consisting of one (1) member from Distributor qualified to make a determination regarding such Proposed Recall and the President of Company) to determine what actions are appropriate regarding such Proposed Recall. The subcommittee convened for the purpose of making the determination in the immediately preceding sentence shall take only those actions which the subcommittee has voted unanimously to take. If the subcommittee is unable to make a unanimous decision about the appropriate action regarding a Proposed Recall within five (5) business days after such matter is submitted to such subcommittee, the matter will be submitted to the full Steering Committee, which will be given five (5) additional business days to vote by simple majority to take appropriate action regarding a Proposed Recall. If the full Steering Committee is unable to make a decision about the appropriate action to take regarding a Proposed Recall, the matter will be submitted to arbitration as provided in Section 20, except that a final decision shall be rendered within fifteen (15) days after a party initiates arbitration. Distributor will keep detailed distribution records for each lot number detailing the quantity shipped and the location where the lot was shipped, so that in the event of a recall Distributor will be able to contact all physicians and/or end users.

          (3) (i) In the event any recall or general corrective action is taken with respect to the Product, whether ordered by a governmental agency or otherwise, Distributor and Company will jointly determine the cause(s) of the recall no later than thirty (30) days after the date of such recall, in order to establish preventive measures for the future and to assess responsibility for costs and expenses arising from the recall. At the end of this thirty (30) day period if the matter has not been resolved by Distributor and Company, the matter of costs and expenses will be submitted to the Steering Committee for resolution. If the matter is not resolved by the Steering Committee within sixty (60) days either party may initiate arbitration pursuant to Section 20.

               (ii) The responsibilities for costs and expenses associated with the recall or corrective action shall be determined according to the provisions of Section 18 (Indemnification) herein. If it is determined by either the Steering Committee or as a result of arbitration, as the case may be, that the recall or corrective action is Company's responsibility according to
                    Section 18, Company shall refund the purchase price for such Product and shall reimburse Distributor for Distributor's documented actual out-of-pocket costs and expenses in connection with such recall or general corrective action, including, without limitation, Distributor's actual costs of conducting the recall or corrective action. If it is determined by either the Steering Committee or as a result of arbitration, as the case may be, that the recall or corrective action is Distributor's responsibility according to Section 18, Distributor shall reimburse Company for Company's documented actual out-of-pocket costs and expenses in connection with such recall or corrective action, including without limitation Company's actual costs of conducting the recall or corrective action. In the event of a recall for which it is determined by either the Steering Committee or as a result of arbitration, as the case may be, that both Parties bear a measure of responsibility according to Section 18, it is the intent of both Parties that the costs and expenses of conducting the recall or corrective action shall be apportioned according to Section 18. The Parties further agree that any unallocated share shall be * the Parties (e.g., the Party determined to be * responsible under Section 18 pays * of the costs and expenses incurred in conducting the recall or corrective action; the Party determined to be * responsible pays * of such costs and expenses; and each Party pays * of the remaining *).

             (iii) Within ten (10) days after any recall or general corrective action is initiated, the Steering Committee shall meet and determine (a) the time frame for Company to provide replacement product and the transfer price to Distributor, if any; (B) the amount, if any, by which Distributor's minimum purchase requirement shall be reduced for the remainder of the term (to the extent of the forecasted sales in the affected country) determined as provided in Section 2(f); and (C) the amount, if any, by which any payment made to Company under Section 2(b), (c) or (d), to the extent applicable to the affected country, shall be refunded determined as provided in Section 2(f) herein. If the Steering Committee fails to resolve one or more of the above issues within twenty (20) days after the meeting, either Party may initiate arbitration as provided in Section 20.

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.

     (j) Each Party covenants that all of its activities (and the activities of its suppliers in the case of Company, and in the case of Distributor, the activities of Distributor's Affiliates and third party sub-distributors), under or pursuant to this Agreement shall comply with all applicable laws, ordinances, statutes, rules and regulations (collectively "Laws"), including, without limitation, Laws arising under the federal Food, Drug and Cosmetic Act, the Safe Medical Device Act and their respective amendments.

     (k) Distributor and Company shall have the right to visit each other's facilities where the Product is manufactured, stored or delivered from time to time during the Term of this Agreement and, subject to Section 14, solely for the purposes of performing a quality audit of the other Party's records concerning the manufacturing procedures, and storage and distribution (including shipping and handling) of the Products. Distributor agrees to obtain the rights described in this Section 8(k) with respect to its Affiliates and sub-distributors as applicable. Provided however, that such visits will be restricted to only those persons directly involved in determining compliance with the terms of this Agreement, and each Party shall be required to furnish to the other party only that information necessary to make a determination of the other Party's compliance with the terms of this Agreement. Such visits shall be conducted upon reasonable written notice and during normal business hours.


9.   COMPANY'S GENERAL OBLIGATIONS
     -----------------------------

     (a) During the Term of this Agreement, Company shall, in accordance with the Marketing Plan:

     (i) Train Distributor's management and sales force regarding the Product and its labeled indications, and provide such assistance as Distributor may, from time to time, reasonably require;

     (ii) Provide to Distributor reasonable technical, scientific, sales and marketing support with respect to the Product, to the extent Distributor makes available opportunities to provide such support as provided in Section 11(l) herein and in the Marketing Plan.

     (iii) Maintain ISO 9001 certification to support the right to continue to use the CE Mark in commerce on the Product, and audit its suppliers annually, or as otherwise sufficient, to ensure that such certification and requisite quality standards are maintained;

     (iv) Refrain from supplying HA to any other Person for use as the primary active ingredient (A) in any final product that has any applications or indications associated with human osteoarthritis in the Field of Use, or (B) in competition with the Product or other applications or indications of the Product that Distributor or its Affiliates have an option to distribute, unless Distributor has been first offered the right to distribute such product in accordance with the right of first offer set forth in
           Section 5;

     (v) Use commercially reasonable efforts to ensure that products manufactured by the Company (other than the Product) are not marketed or used in the Field of Use in the Territory (the "Gray Market Product"). If Distributor reasonably believes that Gray Market Product is being marketed or used in any country in the Territory, and has caused financial loss to Distributor of at least * Distributor shall promptly notify Company of such belief, and provide Company with a written description of the basis for Distributor's belief. Within five (5) business days of Company's receipt of such notice, the matter shall be submitted to the Steering Committee for resolution of the following issues: (A) whether or not the goods believed by Distributor to be Gray Market Product are actually goods manufactured by Company; (B) whether or not the goods believed by Distributor to be Gray Market Product are actually being marketed or used in the Field of Use in the Territory; (C) upon determination that the goods are in fact Gray Market Product, whether or not the financial loss to distributor is at least *, and if so, the approximate amount; and (D) upon determination that Gray Market Product has caused financial loss to Distributor of at least *, what commercially reasonable course of action Company shall be required to take, including without limitation any or all of the following: reimburse Distributor for all of its past and ongoing direct financial losses attributable to the Gray Market Product; take such action, including legal and/or equitable action as required to prevent the Gray Market Product from entering the Territory and to prevent it from being marketed or used therein; and adjusting Distributor's annual purchase requirements. In the event the Steering Committee does not reach a resolution concerning the Gray Market Product within thirty (30) days after such issues are presented to it, either Party may submit the matter to arbitration as provided in
           Section 20 herein, for resolution of the same issues as outlined in clauses (A) through (D) in the immediately preceding sentence. For purposes of this Paragraph, Distributor's financial loss shall be based on the amount determined by multiplying (i) the number of additional Units that Distributor reasonably demonstrates it would have sold if such Gray Market Product had not been so marketed or used, by (ii) Distributor's average gross profit margin applicable to the sale of Units, as demonstrated by Distributor.

     (vi) Maintain at its own facilities and by contracting with qualified suppliers if necessary, sufficient manufacturing capacity to satisfy the quantities of Product

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.

            reasonably expected to be required by Distributor as indicated on the Annual Forecast and updates to the Annual Forecast as provided herein;

     (vii) Maintain ownership of all Product regulatory approvals and be responsible for making all regulatory filings for the Product within the Territory;

     (viii) Convey title to all Products shipped to Distributor free and clear of any liens or other security interest. In the event such a lien or other security interest is found to exist, Distributor, in addition to any other remedy then available, shall have the right to immediately satisfy such lien or other security interest and offset such amount from amounts due and owing to Company or which later become due and owing to Company; and

     (ix) After consultation with and approval by the Steering Committee (as defined in Section 13(a)), Company may hire or employ at its own cost, technical specialists to support Distributor's sales and marketing efforts in the field. These technical specialists shall cooperate and work with Distributor's employees and agents by invitation of Distributor and as may otherwise be specified in the Marketing Plan.

     (b) Make no modifications to the Product, including without limitation, materials, design, manufacturing methods, manufacturing location, sterilization methods or any other change which may require one or both Parties to obtain additional regulatory approvals before such modified Product could be introduced into commerce in any jurisdiction where approval has been obtained or is pending for the current Product, without first notifying Distributor and obtaining its prior written approval to make such change or changes, such approval not to be unreasonably withheld. Distributor agrees that in the event a governmental agency requires Company to make such change, Company shall notify Distributor of such required change, but Company shall not have to submit such required changes for Distributor's approval.



10.  COMPANY'S REPRESENTATIONS AND WARRANTIES
     ----------------------------------------

Company hereby represents and warrants to Distributor as follows:

     (a) Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has all requisite corporate power and lawful authority to own, lease and operate its assets and to carry on its business as heretofore conducted. Company has the full legal right, corporate power and authority to execute and deliver this Agreement and the other agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Company and constitutes the valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by general equitable principles.

     (b) Company owns all rights, title and interest in the Product necessary to grant the distribution rights contained in this Agreement to Distributor for the Product in the Territory. The Product does not infringe upon any United States patent or other proprietary right of any Person in the Territory.
Company does not have actual knowledge of any infringement by the Product on any other issued patent; however, Company makes no other representations or warranties regarding patents in foreign jurisdictions. Nothing contained in this Agreement is in conflict with any other agreement to which Company is a party or is otherwise bound.

     (c) Company has not granted the right to market, sell or distribute the Product in the Field of Use in the Territory to any other Person.

     (d) At the time of delivery to a common carrier at the Company's plant, and for the labeled shelf life, all Products delivered to such common carrier,
(i) shall conform to the Specifications of the Product in Annex A, including any
                                                          -------
amendments to Annex A (as provided in Section 8(b) herein) which are in effect
              -------
at the time such delivery to a common carrier is made; (ii) shall have been manufactured, sterilized, packaged, labeled, and otherwise handled in accordance with the Registration Dossier with respect to the Product in effect in the applicable country within the Territory at the time of delivery to such common carrier; and (iii) shall have been manufactured, sterilized, packaged, labeled, and otherwise handled in conformance with Good Manufacturing Practices (as such term is generally understood in the medical device industry); (iv) shall not be misbranded or adulterated as those terms are defined in laws and regulations administered by the U.S. FDA (subject to Distributor's compliance with the terms of Sections 11 and 12 herein); and (v) shall be otherwise free from defects in material, fabrication and workmanship. The determination whether the Products conform to the warranty requirements of this Section 10(d) for the labeled shelf life shall be based on analysis of Reference Samples according to the procedures set out in Sections 8(c) and 8(d) above. As used herein, the term "Reference Samples" means units of finished, packaged, and sterilized Product documented to be part of the same numbered manufacturing lot(s) as the delivered unit(s) in question. At the time of delivery to a common carrier, Company shall segregate the quantity of Reference Samples it deems reasonably sufficient to complete the above analysis, and shall maintain the Reference Samples for at least 12 months beyond their labeled shelf life.

     (e) (i) Company shall continue to manufacture, sterilize, package, label, and otherwise handle all Product, and conduct all of its business operations respecting the Product and Distributor, in accordance with all applicable international, national and local laws, including without limitation, applicable drug and medical device laws.

          (ii) Company shall promptly replace without charge (or at its option refund the purchase price for) any Product which fails to meet Specifications, or which otherwise fails to meet the warranty requirements of this Section 10, in each case as determined by analysis of the applicable Reference Samples, whether the Product is owned at the time of such event by Distributor or a third party. This warranty shall not apply to any Product to the extent such Product has been misused, misbranded, adulterated or modified by Distributor or any third party.

     (f) Company has not knowingly furnished Distributor with any written information or data relating to the safety or efficacy of the Product that is in any material respect not supportable by valid, existing scientific or medical studies or which, to the knowledge of Company, is otherwise misleading, nor has Company, to its knowledge, omitted to disclose to Distributor any material written information or data that is in the possession of Company or any of its affiliates relating to the Product, the omission of which would render the written information or data relating to the safety or efficacy of the Product heretofore furnished to Distributor misleading in any material respect.

     (g) COMPANY'S WARRANTIES SET FORTH IN THIS AGREEMENT ARE IN LIEU OF ANY OTHER WARRANTY, WHETHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, AND COMPANY HEREBY EXPRESSLY LIMITS ALL IMPLIED WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, TO A PERIOD OF ONE YEAR FROM THE DATE OF MANUFACTURE.

     (h) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED FOR IN THIS AGREEMENT, NEITHER PARTY SHALL IN ANY EVENT BE LIABLE TO THE OTHER FOR INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS.


11.  DISTRIBUTOR'S GENERAL OBLIGATIONS
     ---------------------------------

     During the Term of this Agreement, Distributor shall:

     (a) Store, distribute, market and sell Product in accordance with directions for storage and use as indicated on Annex A, including any amendments
                                               -------
to Annex A (as provided in Section 8(b) herein) which are in effect at the time
   -------
such storage, distribution, marketing, or sales occur;

     (b) Use its commercially reasonable efforts to actively sell, promote and market Product in the Territories;

     (c) Make the expenditures in the amounts and within the time frames set forth in Table 3 ("Proposed Marketing Activities Budget Summary") of the Marketing Plan, and otherwise substantially perform the activities described in the Marketing Plan in accordance with the guidelines and time frames set forth in the Marketing Plan; provided, that Distributor may, as it deems appropriate in its sole discretion, reallocate or direct its funds and efforts toward the activities it judges most likely to increase sales of the Product;

     (d) Be responsible for the entire cost of selling, marketing, advertising, promoting and distributing Product, except as otherwise provided herein or in the Marketing Plan;

     (e) Supply Company with any information as required by the FDA or other governmental agencies for U.S. and international regulatory filings related to the sale of the Product in the Territory;

     (f) Timely advise Company in writing of any suit, claim or complaint known to Distributor resulting from the distribution or use of any Product;

     (g) Advise and support Company regarding information required for international regulatory filings within the Territory;

     (h) Provide assistance as reasonably requested by Company to collect and file clinical and other data required in connection with seeking Reimbursement Approvals in the Territory, with the cost and expenses associated with such efforts to be borne by the Parties as provided in the Marketing Plan;

     (i) Refrain from soliciting orders from or selling Products to any Person located outside the Territory or to any Person inside the Territory for sales which Distributor knows are intended to be distributed to users outside the Territory, except as may be required by applicable Law;

     (j) Neither acquire directly or indirectly through its Affiliates from any third party, any products containing HA as the sole primary active ingredient for use in the Field of Use (a "Competing Product"), nor distribute such Competing Product, except in the event of a "Permitted Acquisition." "Permitted Acquisition" shall mean (i) acquisitions by Distributor or its Affiliates where the Competing Product represents less than twenty percent (20%) of the sales of the acquired

Person or acquired product portfolio in the latest full fiscal year of the acquired Person and Distributor takes no steps or actions to increase such sales; or (ii) if the Competing Product represents more than twenty percent (20%) of the sales of the acquired Person or acquired product portfolio, and the Distributor or its Affiliates agree to divest of the Competing Product within twelve (12) months of the consummation of the acquisition (or eighteen (18) months if at the end of the 12-month period, Distributor or its Affiliates are in the process of negotiating such divestiture);

     (k) Furnish to Company all advertising, marketing and promotional materials related to the Product, for review and approval as to conformance with regulatory requirements, at least fifteen (15) days prior to utilizing such materials. Company shall not unreasonably withhold approval in this regard and shall have a maximum of ten (10) working days to issue its approval or propose changes. In the event Company does not respond within ten (10) working days, the Distributor will be free to utilize the specified materials. Distributor shall not be required to accept changes proposed by Company; provided, that if Company proposes changes Distributor does not accept, Distributor shall promptly refer the matter to the Steering Committee, which shall convene to resolve the issue within ten (10) business days after such referral;

     (l) Provide, upon at least ten (10) days prior written invitation to Company, access to such of its employees, customers, distributors, market specialists, sales representatives and other parties associated with the marketing and sales of the Product as Distributor deems in its sole discretion appropriate, so that Company may provide supplemental technical, educational, scientific and other support to maximize the sales of the Product as provided in
Section 9.

     (m) Distributor, its Affiliates and subdistributors will, to the extent required by applicable law, keep detailed distribution records for each lot number detailing the quantity shipped and the first location where the lot was shipped by Distributor, and will provide Company with reasonable access to records for purposes of conducting quality control audits as provided in Section 8(k). Company will generate and promptly transfer to Distributor the same detailed distribution records for any and all Units drop-shipped directly from Company to a customer of Distributor.



12.  DISTRIBUTOR'S REPRESENTATIONS AND WARRANTIES
     --------------------------------------------

Distributor hereby represents and warrants to Company as follows:

     (a) Distributor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and lawful authority to own, lease and operate its assets and to carry on its business as heretofore conducted. Distributor has the full legal right, corporate power and authority to execute and deliver this Agreement and the other agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Distributor and constitutes the valid and binding obligation of Distributor, enforceable against Distributor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by general equitable principles.

     (b) Nothing contained in this Agreement is in conflict with any other agreement to which Distributor or its Affiliates or sub-distributors is or may become a party or is otherwise bound;

     (c) Distributor and its Affiliates and sub-distributors shall store, distribute, market and sell Product in accordance with directions for storage and use as indicated on Annex A and any amendments to Annex A.
                        -------                       --------

     (d) Distributor and its Affiliates and sub-distributors shall distribute, market and sell Product in accordance with all applicable international, national and local laws of each country within the Territory, including without limitation, applicable drug and medical device laws.


13.  STEERING COMMITTEE
     ------------------

     (a) Distributor and Company shall establish a Steering Committee (the "Steering Committee") consisting of four (4) members. Each of Distributor and Company shall appoint two (2) individuals to serve on the Steering Committee. The Steering Committee shall review the sales and marketing strategy, regulatory and clinical issues and the development of additional indications or changes to labeling claims regarding the Product and such other matters as are identified in the Marketing Plan. Notwithstanding any other provisions contained in this Agreement, no decisions made by the Steering Committee or Steering Committee actions will be deemed approved unless an equal number of Steering Committee members from both Parties is present at the meeting where such decision is made or action is taken as provided in Section 13(d).

     (b) Within thirty (30) days after the execution and delivery of this Agreement by both Parties, Company and Distributor shall each appoint its initial representatives to serve on the Steering Committee. Each Party may change its representatives upon notice to the other Party.

     (c) The Steering Committee shall be chaired by one representative of either Company or Distributor for each successive twelve (12) month period during the Term of this Agreement, and the chair shall alternate between the Parties. During the first twelve (12) month period, the Steering Committee shall be chaired by a representative of Distributor.

     (d) The Steering Committee shall meet at least two (2) times each year during the Term of this Agreement, at such dates and times as agreed to by the Parties. Meetings in person shall alternate between the offices of the Parties or such other place as may be mutually agreed upon by the Parties. The Steering Committee may also convene or be polled or consulted from time to time by means of telecommunications or correspondence, and members will be deemed "present" at "meetings" for purposes of this Section 13 if participating by such means. All decisions made or actions taken by the Steering Committee shall require the affirmative vote of a majority of its members. A quorum for a meeting shall require at least one Company member and at least one Distributor member.

     (e) If there are issues which are not specifically addressed in this Agreement and on which the Steering Committee cannot reach agreement because of a deadlock, such matters shall be submitted to the President of Distributor and the President of Company for prompt resolution. If the matter cannot be resolved by the Presidents of Distributor and Company within sixty (60) days after it is submitted to them, either Party may initiate dispute resolution pursuant to Section 20.


14.  TRANSFER OF DATA; CONFIDENTIALITY
     ---------------------------------

     (a) The Parties acknowledge that Company is in the process of conducting studies on the Product necessary to register the Product for marketing and sales in the Territory. No earlier than fifteen (15) days after the execution and delivery of this Agreement, upon Distributor's request, Company shall deliver to Distributor copies of all data, studies and materials in Company's possession relating to the patents and Know-How available as of such date which Company and Distributor reasonably determine is relevant to the safety, efficacy, regulatory status, sale, marketing or distribution of the Product.

     (b) During the Term of this Agreement: (i) Company shall provide to Distributor any subsequently acquired Know-How from time to time as such Know-How is developed or acquired which Company and Distributor reasonably determine is relevant to the safety, efficacy, regulatory status, sale, marketing or distribution of the Product; and (ii) each of the Parties shall deliver to the other Party all relevant data and Registration Dossier(s) relating to use of the Product in the Field of Use, and results from any studies being conducted by or on behalf of either Party in connection therewith promptly after such data and/or Registration Dossier(s) become available.

     (c) The Parties acknowledge that discussions between Company and Distributor will necessarily require the exchange of information (including detailed financial and product information) that is considered confidential and proprietary by the disclosing Party. The Parties agree that any information relating to the business of the disclosing Party which such Party discloses to the other Party pursuant to this Agreement shall be considered "Confidential

Information" and shall include, without limitation, (i) the Know-How; (ii) earnings, costs, and other financial information; (iii) drawings, formulations, samples, technical data, photographs, specifications, manufacturing methods, testing procedures; and (iv) marketing, sales and customer information relating to the disclosing Party's business; and (v) all clinical studies and data developed by either party in connection with this Agreement.

     (d) The Parties agree that both during the Term of this Agreement and for a period of ten (10) years thereafter, each Party shall keep, and shall cause the directors, officers, employees and agents of such Party or its Affiliates or third party sub-distributors to keep, completely confidential any and all Confidential Information acquired from the other Party, and shall not use or disclose any Confidential Information received from the other Party to any other Person, except to the extent the receiving Party's employees and/or agents (including consultants) need to know such Confidential Information in order to discharge such Party's obligations and exercise its rights hereunder.

     (e) Confidential Information shall not include information which (i) is or hereafter becomes available to the general public other than by reason of any default with respect to a Party's confidentiality obligation hereunder, (ii) is demonstrated by documentary evidence to have been known at the time of receipt thereof by the receiving Party as evidenced by tangible records, (iii) subsequently may be rightfully obtained from a third party without the third party's breach of a duty to the disclosing Party, (iv) can be shown by contemporary records to have been developed or acquired independently without breach of any obligations contained herein, or (v) is required to be disclosed as a result of a judicial order or decree or applicable Law or regulation, provided however, that the Party whose Confidential Information is the subject of such judicial order or decree is given the opportunity (to the extent not violative of applicable law) to contest the judicial order or decree prior to any disclosure.

     (f) Each Party shall ensure that all third parties to whom Confidential Information of the other Party is communicated, including without limitation investors and potential investors of Company, Affiliates and Suppliers of Company, Affiliates and sub-distributors of Distributor, sign non-disclosure and confidentiality agreements.


15.  PATENTS
     -------

     (a)  Patent Prosecution.
          ------------------

     (i) Company hereby represents and warrants to Distributor that, as of the Effective Date, it has applied for and/or received no Patents with respect to the Product in the countries specified in Annex C-1 and C-2. Company and Distributor shall jointly determine the countries, if any, within the Territory in which Patents should be filed, prosecuted and/or maintained. The Parties acknowledge and agree that Company will file, prosecute and maintain, at its sole expense, Patents in all commercial markets within the Territory where the Steering Committee determines such action is warranted, provided that viable patent protection is available (such countries shall be referred to as "Patent Countries"). All such Patents shall be owned solely by Company. If the laws affecting patent protection or maintenance costs change materially in any Patent Country, the Parties shall reassess the need to continue to file, prosecute and maintain Patents in such country.

     (ii) Company hereby grants to Distributor an exclusive royalty-free license to use the Patents and Know-How (subject to the Confidentiality provisions of Section 14 herein) in the Territory in connection with the marketing, distribution and sale of the Product. Distributor shall acknowledge Company's Patents (pending or granted) in Distributor's labeling and promotional materials relating to the Product. Distributor shall not be liable for any royalties to Company for the right to sell the Product.

     (iii) All costs and expenses incurred with respect to the filing, prosecution and/or maintenance of Patents shall be paid by Company, including all reasonable costs for the prosecution issuance and maintenance of patent applications and patents issuing thereon, and any divisional, continuation-in-part, reissue applications or patents, patents of addition, patents of revalidation or the registrations of any patent or the like.

     (iv) Any dispute relating to patent filing, prosecution or maintenance which cannot be resolved by the Parties shall be referred to the President of Distributor and the President of Company for prompt resolution, If the matter cannot be resolved by the Presidents of Distributor and Company within sixty
(60) days, either Party may initiate arbitration pursuant to Section 20.

     (b)    Patent Enforcement.  If any of the Patents under which Distributor
            ------------------
is granted distribution rights hereunder is infringed by a third party, the Steering Committee shall determine, within ninety (90) days after notice of such infringement, whether Company shall bring an action for infringement against such third party. If the Steering Committee determines that such action is warranted, Company shall bring the infringement action at its sole expense
within ninety (90) days after the Steering Committee's determination.   Company
shall promptly notify Distributor of any such infringement and shall keep Distributor informed as to the prosecution of any action for such infringement. No settlement, consent, decree or other voluntary final disposition of the suit which adversely affects any Patent in a Patent Country or the marketing, distribution or sale of the Product in the Territory may be entered into without the prior written consent of Distributor, which consent shall not be unreasonably withheld. In the event the Steering Committee determines that the circumstances do not warrant prosecution of an infringement action, or if the Steering Committee fails to reach agreement on whether an infringement action is warranted, then the provisions of Section 2(f) shall apply.

     (c)   Infringement Action by Third Parties.
           ------------------------------------

     (i) In the event that Products become, or if Company reasonably believes Products are likely to become, infringing upon the proprietary rights of a third party, Company may at its option either, (I) modify the Product to make it non-infringing; (II) obtain for Distributor the paid up right to continue to market, distribute, sell and use the Product; (III) obtain for Distributor substitute non-infringing products substantially equivalent in size, quality and cleared or approved indications as the infringing Product which are reasonably acceptable to Distributor; or (IV) if options I, II, and III above are not reasonably available, Company may require Distributor to cease distribution in the affected country and return the infringing Products to Company, whereupon Company will refund Distributor the purchase price paid for any returned Products. In the event Company exercises option (IV) in the immediately preceding sentence, within ten (10) days of Distributor's receipt of Company's request to cease distribution in the affected country, the provisions of Section 2(f) shall apply.

     (ii) In the event of the institution of any suit by a third party against Distributor for patent infringement or infringement of other proprietary rights involving the marketing, distribution or sale of the Product in the Territory, Distributor shall promptly notify Company in writing of such suit. Company shall defend or settle each such action on behalf of Distributor with attorneys selected by Company and reasonably acceptable to Distributor, and Distributor shall assist and cooperate with Company to the extent reasonably necessary in the defense of such suit. Company shall bear the full costs and expenses of such defense (including fees of attorneys and other professionals) and shall assume full responsibility for the payment of any award for damages, or any amount due pursuant to any settlement entered into by Company with such third party. No settlement, consent decree or other voluntary final disposition of the suit which adversely affects any Patent or the marketing, distribution or sale of the Product may be entered into without the prior written consent of Distributor, which consent shall not be unreasonably withheld, Distributor shall be entitled to retain its own counsel in such proceedings, at Distributor's sole expense.

     (iii) If Company does not commence a defense or settlement of any infringement action (for which Company has an obligation herein to defend) within thirty (30) days after receiving written notice thereof, Distributor shall have the right, but not the obligation, to defend such suit with attorneys selected by it which are reasonably acceptable to Company, and Company shall assist and cooperate with Distributor in the defense of such suit. Company shall bear the full costs and expenses of such defense (including attorneys' fees) and shall assume full responsibility for the payment of any award for damages, or any amount due pursuant to any settlement entered into by Distributor. Distributor shall not enter into any settlement, consent decree or other voluntary final disposition of the suit without the prior written consent of Company, which consent shall not be unreasonably withheld, and Company is not responsible in any way whatsoever for any such settlement or compromise entered into without such prior written consent.

     (iv) If as a result of any judgment, award, decree or settlement resulting from an action instituted by a third party, Distributor is required to pay a royalty to such third party, Distributor shall continue to pay the purchase price for such Product in the country which is the subject of such action, but shall be entitled to deduct against such purchase price an amount equal to the royalty paid to such third party. In addition, if Distributor is required to pay damages to such third party, and such damages are not otherwise reimbursed by Company, Distributor shall be entitled to deduct against such purchase price an amount equal to such damages, to the extent effectively paid by Distributor to such third party.


16.  TRADEMARKS, TRADE DRESS, AND BRANDING
     -------------------------------------

     (a) (i) Company hereby grants to Distributor for the Term of this Agreement the exclusive, royalty-free right to use the registered trademark "Orthovisc(R)" (the "Trademark") only in connection with the marketing, distribution and sale of the Product in the Territory and only in the Field of Use. Distributor expressly agrees that it will label all packaging containing the Product with the following designation, "Orthovisc(R) is a registered trademark of Anika Therapeutics, Inc.," and will sell all Product only under the trademark "Orthovisc(R)."

          (ii) In the event the name "Orthovisc" is not available for Company to register in a country in the Territory, Company will promptly make reasonable efforts at its sole cost and expense to obtain the use of the name. If unable to secure use of the Orthovisc(R) name within 120 days, the Steering Committee will select a new name from candidates proposed by Company and verified by Company to be available in the country. The absence of a mutually agreed upon useable Product name shall be deemed to be an event of force majeure excusing
                                                       ----- -------
Distributor's performance of its obligations in the country, and Distributor's total annual purchase requirement for the Calendar Year shall be reduced proportionately by subtracting the yearly forecast for the country from the overall Territory forecast.

          (iii) Company and Distributor shall jointly determine the countries in which applications for the registration of the Trademark should be filed and/or maintained. All costs and expenses incurred with respect to the preparation of Trademark applications, and with respect to the filing and/or maintenance of Trademark registrations and other documentation required by government agencies shall be paid by Company. Distributor shall assist and cooperate with Company in connection with the filing and/or maintenance of any such Trademark registrations and other documentation required by government agencies in the Territory as may be reasonably requested by Company from time to time. Distributor and Company hereby agree not to use or register the Trademark (or any mark confusingly similar to the Trademark) in any country in the Territory, except by their joint determination as provided in this Paragraph.

     (b) Distributor may not sublicense the Trademark to any third party without Company's prior written consent.

     (c) Company has the right to immediately terminate the license granted in this Section 16 if Distributor uses the Trademark in any manner other than the use stipulated in Section 16(a), or in any way inconsistent with the trade dress guidelines as provided in Annex A attached hereto.
                          -------

     (d) Company reserves all other rights in and to the Trademark, including, without limitation, the right to license the Trademark in all countries outside the Territory and, with the advance written permission of Distributor, all countries within the Territory in which Distributor or its Affiliates or third party sub-distributors are not distributing the Product according to the terms of the Marketing Plan as provided for in this Agreement (such countries shall include but are not limited to Japan and China, should Distributor choose not to seek regulatory approval for either such country as provided for in Section 2(c)).

     (e) Each of the Parties shall promptly notify the other Party of any infringement of the Trademark by a third party in the Territory. If the Trademark is infringed by a third party, Company shall either (i) bring an action for infringement, at its sole expense, against such third party, in which case Company shall be entitled to any and all proceeds resulting from such action, and shall keep Distributor informed as to the prosecution of the action; or (ii) notify Distributor in writing that it will not pursue an infringement action against the third party. In the event Company exercises option (ii) in the immediately preceding sentence, Distributor shall either (i) bring an action for infringement, at its sole expense, against such third party, in which case Distributor shall be entitled to any and all proceeds resulting from such action, and shall keep Company informed as to the prosecution of the action; or
(ii) notify Company in writing that it will not pursue an infringement action against the third party. In the event Distributor exercises option (ii) in the immediately preceding sentence, the Steering Committee shall meet within ten
(10) days of Distributor's receipt of Company's notification to determine whether the third party infringement prevents Distributor from competing effectively in the affected market(s). If the Steering Committee determines that the extent of the infringement so warrants, the provisions of Section 2(f) shall apply.

     (f) If Company does not commence a defense or settlement of any infringement action (for which Company has an obligation under Section 16(e) to defend) within thirty (30) days after receiving written notice thereof, Distributor shall have the right, but not the obligation, to defend such suit with attorneys selected by it which are reasonably acceptable to Company, and Company shall assist and cooperate with Distributor in the defense of such suit.
* shall bear the full costs and expenses of such defense (including reasonable attorneys' fees) and shall assume full responsibility for the payment of any award for damages, or any amount due pursuant to any settlement entered into by Distributor. Distributor shall not enter into any settlement, consent decree or other voluntary final disposition of the suit without the prior

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.

written consent of Company, which consent shall not be unreasonably withheld, and * is not responsible in any way whatsoever for any such settlement or compromise entered into without such prior written consent.

   (g) Except as provided in Section 17(g), upon termination of this Agreement for any reason, the license granted in this Section 16 shall immediately terminate, and Distributor shall immediately cease all use of the Trademark.

   (h) Branding Materials. Distributor shall bear the costs associated with its
       ------------------
efforts to establish and promote the Orthovisc brand in the Territory, as set out in the Marketing Plan. The Parties agree that the materials and information developed by Distributor for this purpose (the "Branding Materials"), are the sole property of Distributor. As used herein, the term "Branding Materials" includes without limitation promotional, training, and public relations materials whether in print, video or other format, but expressly excludes the Trademark, any logo, and "trade dress" of the Product's package, which Trademark, logo and trade dress shall be the sole property of Company. Company may, in its sole discretion, elect to purchase from Distributor a paid-up perpetual license to sell, sublicense, reproduce and distribute any or all of the Branding Materials for use outside the Territory. If Company so elects, Distributor shall provide one copy of the digital file containing the Branding Materials Company has selected, and Company shall pay to Distributor within 45 days after receipt of the digital file a one-time fee equal to * of Distributor's documented hard costs for conceptualization, preproduction, and production of the selected Branding Materials (excluding printing costs).

   (i) Logo and Trade Dress.  Within two (2) months after execution of this
       --------------------
Agreement, the Steering Committee will determine whether to develop a new logo for the Product and/or modify the Product's trade dress. At the Steering Committee's direction, Distributor will submit a proposed design or designs to the Steering Committee for review and approval. Within 45 days following Steering Committee approval of a new design, Company shall reimburse Distributor for 100% of Distributor's documented hard costs for development of a new logo and modified trade dress up to a maximum aggregate amount of *. In consideration for such reimbursement, Distributor shall assign to Company all of its rights (including without limitation copyright) in and to the logo and trade dress design approved by the Steering Committee.


 17.  TERM AND TERMINATION
      --------------------

   (a) With respect to Canada, this Agreement shall commence on the Effective Date and shall continue for a period of ten (10) years from the Effective Date. With respect to all other countries in the Territory, the term applicable to each country shall commence on the date regulatory approval for the marketing and sale of the Product for the first indication in the

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.

Field of Use is obtained in such country and shall continue for ten (10) years from such date. For purposes of this Agreement, the term "Term" shall mean the period commencing on the Effective Date and terminating on the latest to expire of the effective periods of this Agreement with respect to any country in the Territory, as may be extended pursuant to Section 17(b) of this Agreement.



   (b) Upon the tenth anniversary of the Effective Date, Distributor may, at Distributor's sole option, choose to extend this Agreement for an additional period of ten (10) years, which such ten (10) years shall be added to the Term for each country in the following regions:

   1.  "Americas" Region = Canada and U.S.
   2. "Central and South America" Region = Mexico, Puerto Rico, Argentina, Brazil, Chile, Columbia, Peru, Venezuela
   3.  Japan
   4.  China
   5. "Asia" Region = Australia, Hong Kong, Indonesia, South Korea, Malaysia, New Zealand, Phillippines, Singapore, Taiwan, Thailand

   Distributor agrees that its decision to extend this Agreement must be made on a regional basis, and that Distributor may not choose to extend this Agreement on a country-by-country basis. For example, if Distributor chooses to extend this Agreement for the Asia region, the Term applicable to each country in the region will be extended by the addition ten (10) years. For further clarification, the following is a chart of the extension that would result if Distributor chose to extend the Agreement for the Asia region, based on the hypothetical information provided:
------------


------------------------------------------------------------------
                Start Date for
                 Original Term
                 (Regulatory
                  ----------      End Date for    Revised End Date
                   Approval)      Original Term    Applicable to
   Country         --------      --------------   Specific Country
   -------      (hypothetical)   (hypothetical)   ----------------
------------------------------------------------------------------

------------------------------------------------------------------
   Australia         1-1-99        12-31-08           12-31-18
------------------------------------------------------------------
   Hong Kong         6-1-99         5-31-09            5-31-19
------------------------------------------------------------------
   Indonesia         6-1-98         5-31-08            5-31-18
------------------------------------------------------------------


                Start Date for
                 Original Term
                 (Regulatory
                  ----------      End Date for    Revised End Date
                   Approval)      Original Term    Applicable to
   Country         --------      --------------   Specific Country
   -------      (hypothetical)   (hypothetical)   ----------------
------------------------------------------------------------------
   South Korea       10-1-98         9-30-08            9-30-18
------------------------------------------------------------------
   Malaysia          4-15-99         4-14-09            4-14-19
------------------------------------------------------------------
   New Zealand        1-1-99        12-31-08           12-31-18
------------------------------------------------------------------
   Phillippines      9-15-98         9-14-08            9-14-18
------------------------------------------------------------------
   Singapore          3-1-00         2-28-10            2-28-20
------------------------------------------------------------------
   Taiwan             6-1-00         5-31-10            5-31-20
------------------------------------------------------------------
   Thailand          7-15-99         7-14-09            7-14-19
------------------------------------------------------------------

NOTE:     Distributor will have one opportunity, on the tenth anniversary of the
                                ---
          Effective Date, to choose to extend the Agreement for each region.

    (c) Notwithstanding any of the foregoing, this Agreement may be terminated by either Party upon written notice to the other party, upon the occurrence of any of the following: (i) a material breach of any term or condition of this Agreement by the other Party which is amenable to cure, and the breaching party shall have failed to cure such breach within sixty (60) days from the receipt by it of written notice thereof from the other Party; (ii) either Party commits a material breach which is not amenable to cure; (iii) the other Party shall commence any case, proceeding or other action (A) under any applicable Law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets;
(iv) there shall be commenced against the other Party any such case, proceeding or other action referred to in clause (iii) of this Section 17(c) which results in the entry of an order for relief; (v) the other Party shall take any action authorizing, or in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth above in clauses (iii) or (iv) of this Section 17(c); or (vi) the other Party shall admit in writing its inability to pay its debts as they become due; or (vii) either Party violates any provision in Section 14 (regarding confidential information) that is not amenable to cure.

   (d) (i) On or prior to August 1, 1998, Distributor may terminate this Agreement if any of the Special Termination Reasons shall have occurred and be continuing; provided, that if Distributor terminates this Agreement pursuant to this Section 17(d), it shall pay to Company upon the termination date the sum of
* within 45 days after the termination date as liquidated damages, in full and final settlement and release of all claims Company may then or

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.

thereafter have or assert against Distributor (except as provided within Paragraph (ii) of this Section 17(d) below), all other provisions (including all other termination provisions) of this Agreement notwithstanding. In the event of a termination under this Section 17(d), the Company shall retain all payments made by Distributor under Section 2 of this Agreement and all payments made by Distributor to purchase Product prior to the termination date, and the Distributor shall also make any such payments to which Company is then entitled under this Agreement but payment of which have not previously been made by Distributor; provided that such payments shall be subject to and net of any amounts then owed to Distributor by Company. The Parties expressly intend this
Section 17(d) to supersede any inconsistent terms or provisions of this Agreement, and Company expressly agrees and acknowledges that the payment contemplated by this Section 17(d) constitutes Company's sole and exclusive remedy in the event Distributor terminates the Agreement pursuant to this
Section 17(d). For purposes of this Agreement, "Special Termination Reasons" shall mean any one of the following:

       (A) Distributor's aggregate sales of Product from April 1, 1998 through June 30, 1998, excluding Samples and Demonstration Units, comprise fewer than
   *.

       (B) Company is notified in writing by July 31, 1998, that either (1) the Orthopaedic Device Advisory Panel (if convened by the FDA to review the IDE for the Product) has determined that new and/or additional clinical trial data will be required before the Advisory Panel will convene to review, consider, and/or recommend the Product for PMA approval; or (2) the FDA elects to proceed toward approval without an Advisory Panel and the FDA requires that new and/or additional clinical data be generated before approval will be granted (for purposes of this clause, the term "new and/or additional clinical data" expressly excludes follow-up requirements for cases included in the original IDE study). Notwithstanding the foregoing, if Company is able to negotiate a resolution to the inquiries from the FDA or the Advisory Panel as provided in numbers 1 and 2 in the immediately preceding sentence prior to or by July 31, 1998, the terms of numbers 1 and 2 in the immediately preceding sentence shall not constitute a Special Termination Reason, and shall not trigger Distributor's right to terminate under this Section 17(d).

       (C) * reports to the Securities and Exchange Commission on its Form 10-Q net sales of HA (excluding license fees, royalties, and income from other non-product sales) of less than * million for the calendar quarter ending March 30, 1998, and less than * million for the calendar quarter ending June 30, 1998.

       (D) Before July 31, 1998, the FDA accepts for filing an application (from a party other than Biomatrix, Fidia, or Company) for permission to market an

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.

   injectable HA product for treatment of human osteoarthritis, without requiring submission of an IDE clinical study to support the application.

       (E) Both Synvisc and Hyalgan are withdrawn from the market in the United States, either voluntarily or by order of the FDA, on or before July 31, 1998.

       (F) On or before June 30, 1998, Distributor's organization is restructured to such an extent as to significantly impair Distributor's ability to perform its obligations under this Agreement, as evidenced by a company-wide announcement of restructuring, together with a shift in Distributor's strategic focus, such that the knee implant product line is determined by Distributor's senior management not to be a core product.

       (ii) Distributor's indemnification obligations under Section 18(b) herein shall survive for a period of five (5) years from the date termination under
Section 17(d) becomes effective. Distributor may in its sole discretion elect to discharge its obligations under this Paragraph 17(d)(ii) for any obligation in excess of * (it being understood by the parties hereto, that with respect to the first * in obligations, the Company may proceed directly against the Distributor), at any time during the five-year period referenced in the preceding sentence, by procuring and maintaining at its sole expense and for the balance of such five-year period, a separate policy of insurance for the benefit of Company, reasonably acceptable to the Company, having a per occurrence limit of * and an aggregate limit commensurate with the claims history of the Product up to *. In the event that Distributor elects to obtain such separate policy of insurance, all of Distributor's remaining obligations in excess of * under
Section 18(b), and all of its obligations under this Section 17(d) in excess of *, shall be fully satisfied and completely discharged, and Company shall, following recourse of up to * directly against the Distributor and thereafter to the policy of insurance described herein, be solely responsible for all claims of every kind relating to the Product. The provisions of this Section 17(d) shall survive termination of this Agreement under this Section.

   (e) In addition to its right to terminate this Agreement under Section 17(c), Distributor or Company may terminate this Agreement upon the occurrence of any of the following events, so long as within sixty (60) days after the occurrence of the event the Party wishing to terminate the Agreement gives the other Party sixty (60) days prior written notice of such termination:

       (i) Net Sales of the Product in the Territory fail to meet the minimum levels specified in Section 4 for * consecutive years beginning with calendar year 1998;

       (ii) There shall be a material recall of the Product by the FDA or similar regulatory agency outside the United States which has or is, in Distributor's and

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.

   Company's reasonable joint opinion, expected to have a significant commercial impact on the sales of the Product in the Territory taken as a whole. If the matter cannot be resolved by the parties within sixty (60) days, either party may initiate dispute resolution pursuant to Section 20; or

        (iii) The FDA shall not have approved the Product for market in the United States for the Field of Use on or before January 1, 2001.

        (iv) Any of the Patents shall be determined by a court of competent jurisdiction be invalid or otherwise infringing or the Product becomes infringing upon the proprietary rights of third parties, and Company does not resolve the matter as provided under Section 15 herein.

   (f) The termination of this Agreement for any reason shall be without prejudice to Company's right to receive all payments accrued and unpaid at the effective date of termination or to the remedy, in accordance with the terms herein, of either Party hereto in respect of any previous breach of any covenant contained herein. The termination of this Agreement by Distributor shall not release Company from its obligation to deliver all Products theretofore ordered by Distributor unless such orders are canceled by Distributor, provided that Distributor pays for such Products in accordance with the terms hereof, except that such payments for Products delivered after termination will be due upon delivery to a common carrier as provided in Section 7(f).

   (g) Except as otherwise provided in this Section 17(g), upon the termination of this Agreement, each Party shall promptly: (i) upon request return to the requesting Party all of the requesting Party's records, materials and Confidential Information relating to the Product in the possession or control of the other Party, or its Affiliates, Suppliers or third party sub-distributors, and (ii) discontinue all distribution of the Product and the use of the Know-How in connection therewith. Notwithstanding the foregoing, or anything herein to the contrary, if this Agreement is terminated by Distributor pursuant to Section 17(c) as a result of Company's failure to cure a material breach by Company of this Agreement, Distributor shall have the right to continue to market, sell and distribute the Product, and to use the Trademark for that purpose, during the time period which would have been the remaining Term of this Agreement if this Agreement had not been so terminated. In such event, Distributor shall (i) continue to have the right to use the Patents and Know-How as provided in
Section 15 on a royalty-free basis as if this Agreement had not been terminated and (ii) have the right to manufacture the Product itself or by a third party. Company shall fully cooperate with Distributor to facilitate Distributor's continued sale and distribution of the Product, including, without limitation, disclosing to Distributor the Know-How necessary to enable Distributor or a third party manufacturer to manufacture the Product. Distributor shall not be obligated to make any payment to Company for any of the foregoing rights.

     (h) Notwithstanding anything herein to the contrary, upon termination of this Agreement for any reason, Distributor shall have the right for one (1) year to dispose of all Product then in Distributor's, Distributor's Affiliate's, or third party sub-distributor's possession, and the purchase price shall be paid to Company with respect to such Product as though this Agreement had not terminated.

     (i) Termination of this Agreement shall not terminate Distributor's obligation to pay the purchase price for Product which has been shipped to Distributor under this Agreement. Except as provided in Section 17(d), all of the Parties' rights and obligations under Sections 10, 12, 14, 17, 18, 20 and 21 shall survive termination.

     (j) Subject to Section 17(h) Company shall have the right upon termination of this Agreement to purchase all of Distributor's unsold inventory in merchantable condition or having a remaining shelf life acceptable to Company, at the price Distributor paid less a maximum restocking charge of *.


18.  INDEMNIFICATION
     ---------------

     (a) Company shall indemnify, defend and hold harmless Distributor, its subdistributors, and any Affiliates of Distributor, together with their respective officers and directors, from and against any and all losses (except consequential losses, such as, for example, loss of business profits) including compensatory losses for personal injury, damages, liabilities, costs and expenses, including without limitation reasonable attorney's fees, arising out of or in connection with:

          (i) the breach of any of Company's representations and warranties made in Sections 8, 10 and 15;

          (ii) the breach by Company of any of its obligations, covenants or undertakings hereunder;

          (iii) any product liability claim seeking damages under any legal theory for personal injury to the extent attributable to any deficiency or alleged deficiency (including without limitation Company's or its suppliers' failure to warn of any adverse reaction, adverse effect or contraindication) in the design, manufacture, packaging, testing, or labeling of the Product provided by Company (subject to the provisions of Subsections 18(b) and (c) below);

          (iv) any act or omission of Company in connection with the design, development, manufacture, packaging, testing, warehousing or handling of the Product;

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.

          (v) any infringement or alleged infringement or a third party's proprietary rights, in accordance with and to the extent provided in the provisions and procedures of Section 15 (Patents).

     (b) Distributor shall indemnify, defend and hold harmless Company and any Affiliates of Company, together with their respective officers and directors, from and against any and all losses (except consequential losses, such as, for example, loss of business or of profits) including compensatory losses for personal injury, damages, liabilities, costs and expenses, including without limitation reasonable attorney's fees, arising out of or in connection with:

          (i) the breach of any of Distributor's representations and warranties made hereunder;

          (ii) the breach by Distributor of any of its obligations, covenants or undertakings hereunder;

          (iii) any claim made by Distributor, its subdistributors or Affiliates, as to the safety or effectiveness of the Product or the use to be made of the Product by any purchaser of the Product, contained in any advertising or other promotional material created and disseminated by Distributor, its subdistributors or Affiliates, to the extent that such claim (A) is not supported by the Product label and package insert as approved by the FDA (or, in countries in the Territory other than the United States, the appropriate governmental body having authority to approve the Product, label, and package insert fort marketing in that country) and (B) was not reviewed or approved in advance by Company;

          (iv) any other act or omission of the Distributor, its subdistributors or Affiliates, in connection with the marketing, promotion, and sale of the Product, including the storage, handling and distribution by Distributor, its subdistributors or Affiliates of the Product, other than as contemplated by this Agreement to the extent the act or omission is undertaken without the approval of Company.

     (c) The Parties agree that in the event of a loss for which it is determined under this Section 18 that both Parties bear a measure of responsibility, it is the intent of both Parties that the liability for the loss (including without limitation all damages, hard costs and expenses, together with reasonable attorney's fees) be apportioned among the Parties according to their respective measures of responsibility, as that responsibility is determined according to this Section 18. The Parties further agree that any portion of the loss not attributable to either party under this Section 18 (and not otherwise recoverable from a third party or its insurer) shall be borne * among the Parties. For example, the Party determined to be * responsible under
Section 18 pays * of the loss, the Party determined to be * responsible pays * of the loss, and each Party pays one-half of the remaining *. Within ten (10)

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.

business days after either Party so requests, the Steering Committee shall convene to develop an equitable apportionment of liability for the loss according to this Section 18. If the Steering Committee fails to agree on an apportionment within twenty (20) days after meeting, either Party may submit the matter to arbitration under Section 20.

     (d) Notwithstanding anything contained in this Agreement to the contrary, the Parties expressly agree that Company shall have no liability to Distributor under this Section 18 for claims, losses, or liability of any kind based upon or related to:

          (i) Distributor's, its Affiliates' or subdistributors' use, sale or disposition of Products where such Products incorporate changes made by Distributor, its Affiliates or subdistributors, to the specifications and directions for use for the Product in Annex A (and any amendments to Annex
                                           -------                        -----
     A as provided in Section 8(b) herein) which Company has not approved, or
     -
     changes made by Distributor, its Affiliates or subdistributors, to the Registration Dossier with respect to the Product which Company has not approved;

          (ii) sale or disposition of Products by Distributor, its Affiliates or subdistributors for any use other than the uses specified by the accompanying package inserts;

          (iii) use, sale of disposition of Products by Distributor, its Affiliates or subdistributors in combination with devices or products not purchased hereunder, where such combined sale or disposition is the sole cause of an infringement claim and whereas such Products would not themselves be infringing;

          (iv) sale or disposition of Products by Distributor, its Affiliates or subdistributors in or for an application or environment for which such Products were not approved by the FDA or other applicable government agency; or

          (v) modifications of Products by Distributor, its Affiliates or subdistributors;

to the extent such uses, sales, dispositions or modifications give rise to the claim, loss or liability and have not been reviewed or approved by Company.

     (e) Notwithstanding anything contained in this Agreement to the contrary, the Parties expressly agree that Distributor shall have no liability to Company under this Section for claims, losses or liability of any kind based upon or related to:

          (i) the design, development, manufacturing, packaging, sterilization, testing, warehousing and handling of the Product by Company or a contractor engaged by Company through delivery to the common carrier for shipment to the first designated destination by Distributor;

          (ii) Company's use, sale or disposition of Products where such Products incorporate changes made by Company to the description of the Product in Annex A (and any amendments to Annex A as provided in Section
                -------                        -------
     8(b) herein) which Distributor has not approved, or changes made by company to the Registration Dossier with respect to the Product which Distributor has not approved and as to which Distributor has the right to approve under this Agreement;

          (iii) sale or disposition of Products by Company for any use other than the uses specified by the accompanying package inserts;

          (iv) use, sale or disposition of Products by Company or any Affiliates or third parties engaged by Company (exclusive in any case of Distributor, Affiliates of Distributor and subdistributors), whether or not in combination with other devices or products, where such promotion, use, sale or disposition is a cause of an infringement claim (subject to clause
     (iii) of Section 18(d) above, and subject to the limitations on Company's obligations as provided in Section 15 hereto);

          (v) sale or disposition of Products by Company in or for an application or environment for which such Products were not approved by the FDA or other applicable government agency; or

          (vi) modification of Products by Company which Distributor has not approved and as to which Distributor has the right to approve under this Agreement;

to the extent such activities, uses, sales, dispositions or modifications give rise to the claim, loss or liability and have not been reviewed or approved by Company.

     (f) If Distributor or Company intends to claim indemnification under this Section, such Party (the "Claiming Party") shall (i) promptly notify the other Party in writing of any claim or loss for which it intends to claim such indemnification, (ii) cooperate fully with the other Party and its legal representatives in the investigation of any claim or loss covered by this Section, and (iii) allow the other Party to control the defense and/or disposition of such suit or claim; provided that the Claiming Party shall have the right to participate at its own expense through counsel of its own choosing. Neither Party shall have any indemnification obligations hereunder to the extent that such Party's ability to defend such suit or redress such loss is prejudiced by the Claiming Party's failure to perform the obligations set forth in the preceding sentence. No claim shall be settled for which any Indemnifying Party shall be liable without the advance written consent of both the indemnifying Party and the Claiming Party, which consent shall not be unreasonably withheld.

     (g) To provide sufficient protection to both Distributor and Company, Company undertakes to obtain and maintain in effect during the entire Term of this Agreement, at least

* per occurrence product liability insurance covering the manufacture, sale and distribution of the Product, with an aggregate annual policy limit not less than *. In the event Company fails to pay any premiums as and when due under such policy, the policy shall provide for notice to Distributor, which shall have the right to effect payment of any such premiums directly to the insurer, and shall then be entitled to invoice the defaulting Party or credit against amounts owed for reimbursement of any such payment. Distributor shall maintain in effect the * insurance described in Annex G.
                                       -------

19.  ASSIGNMENT AND SUB-DISTRIBUTION RIGHTS
     --------------------------------------

     (a) Except as set forth in Sections 19(b) and 19(c), neither Party shall assign its rights and obligations under this Agreement to any Person without the prior written consent of the other Party, except in connection with the sale of all or substantially all of such Party's assets to a Person that is not a
                                                                    ---
Distributor Competitor (in the case of such sale by Company), or to a Person that is not a Company Competitor (in the case of such sale by Distributor).
        ---
Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties hereto. For the purposes of this Section 18, a Change in Control shall be considered an assignment.

     (b) Notwithstanding anything herein to the contrary, this Agreement shall continue in full force and effect in the event of a Change in Control (as defined below) involving either Party, unless as a result of or in connection
                                       ------
with such Change in Control, (i) a Distributor Competitor (as defined below) becomes the beneficial owner of more than 50% of the voting capital stock of Company or (ii) Company Competitor (as defined below) becomes the beneficial owner of more than 50% of the voting capital stock of Distributor. In the case of such circumstances as described in the immediately preceding sentence, the non-transferring Party shall have the right, in its sole discretion, to immediately terminate this Agreement; and in the case of termination by Distributor in these circumstances, to have refunded to it all payments made to Company under Sections 2(a), (b), (c) and (d) to the extent such payments exceed Distributor's Net Profits as of the date of such termination in the markets described in Sections 2(a) - (d). For purposes of this Agreement, (i) a "Change in Control" means a transaction or a series of transactions as a result of which a Person or group (as defined in Section 13(d) of the Securities Act of 1933, as amended) acquires control (as defined in the definition of Affiliate) of a Party, (ii) "Distributor Competitor" means any Person which derives more than 30% of its revenues from the sales of orthopedic medical devices, and (iii) "Company Competitor" means any Person which markets or intends to market HA products for use in the Field of Use.

     (c) Distributor shall have the right to grant to its Affiliates and other third parties distributing its other products sub-distribution rights of any distribution rights granted to Distributor herein, provided that Distributor shall be responsible for the making of all

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.

payments due and the making of reports under this Agreement by reason of sales of any Product by its Affiliates or third parties, and the compliance by all Affiliates and third parties with all applicable terms of this Agreement.


20.  GOVERNING LAW AND DISPUTE RESOLUTION
     ------------------------------------

     (a) This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of New York, without giving effect to its choice of law principles.

     (b) Except for claims arising out of Section 19, any dispute, controversy or claim arising out of or relating to this Agreement or to a breach hereof, including its interpretation, performance or termination, shall be finally resolved by dispute resolution. Except as otherwise provided in this Agreement, in connection with any such disputed claim, the Parties hereto, shall simultaneously (i) use their good faith efforts to resolve such dispute within thirty (30) days after the delivery of notice of the dispute from one Party to the other and (ii) refer the matter to J.A.M.S./Endispute, to be settled by arbitration in New York, New York in accordance (except to the extent otherwise noted below) with the commercial arbitration rules of J.A.M.S./Endispute. The arbitrator shall be instructed that the arbitration hearing shall be commenced no later than the ninetieth (90th) day following the date that the demand for arbitration is served; provided, however, that such ninety (90)-day period may be extended for a period not more than sixty (60) days for "Cause" (as defined below) as determined by the arbitrator. Concurrent with serving the demand for arbitration, each of the Parties shall produce to the other full and complete disclosure of all facts, documents and relevant information (both favorable and unfavorable) in any form, written or otherwise, known to such disclosing Party or its agents which relates to the subject matter of the arbitration. The obligation to disclose shall be continuing and each Party shall be required to promptly supplement any disclosures as additional information is discovered. The failure of either Party to either initially produce the required information or to promptly supplement the produced information shall be cause for a continuance as set forth above ("Cause"). The arbitrator shall be further instructed to conduct the arbitration hearing without any unnecessary delays and to render a final decision promptly following the conclusion of the hearing. In any event, the Party prevailing in any such arbitration shall be entitled to recover (i) all fees and expenses of the arbitrator and (ii) all costs and expenses relating to the arbitration (including without limitation, legal, accounting and consulting fees). The arbitrator shall award such fees, costs and expenses consistent with the foregoing. The determination of the arbitrator as to the amount, if any, of the disputed claim which is properly allowable shall be nonappealable, conclusive, binding and final upon the Parties hereto and judgement may be entered thereon in any court having jurisdiction thereof, including, without limitation, any court in the State of New York. Upon receipt of written instructions from the arbitrator, the non-prevailing Party shall use its best efforts to make payment of such claims, as and to the extent allowed, to the prevailing Party within three (3) business days following said determination or as soon thereafter as possible.


21.  NOTICES
     -------

All notices given under this Agreement shall be in writing and shall be delivered by first class mail or overnight courier or by facsimile transmission (receipt verified) and addressed to the parties at their respective addresses set forth below:

           ANIKA THERAPEUTICS, INC.
           236 West Cummings Park
           Woburn, MA 01801
           Telecopy Number: 617-932-3360
           Attention: J. Melville Engle
                      President and Chief Executive Officer


           With a copy to:
           --------------

           Goodwin, Procter & Hoar LLP
           53 Exchange Place
           Boston, MA 02109-2881
           Telecopy Number: 617-570-8150
           Attention: H. David Henken, Esq.

           ZIMMER, INC.
           P. O. Box 708
           Warsaw, IN 46581-0708
           Telecopy Number: 219/372-4988
           Attention: Perry Karsen

           With copies to:
           --------------

           Bristol-Myers Squibb Company
           345 Park Avenue
           New York, NY 10154
           Attention: George P. Kooluris
                      Senior Vice President,
                      Corporate Development
           Telecopy Number: 212-546-4390

           Timothy M. Wendt
           Vice President and Senior Division Counsel
           Zimmer, Inc.
           P. O. Box 708
           Warsaw, IN 46581-0708
           Telecopy Number: 219/372-4133


Either Party may change its address or its telecopy number for purposes of this Agreement by giving the other Party written notice of its new address or telecopy number. Any such notice if given by first class mail or overnight courier shall be deemed to have been received on the date actually received and if given by telecopy transmission shall be deemed to have been received at the time of dispatch or the next regular business day if received after 5:00 pm local time of the recipient.


22.  WAIVER AND DELAY
     ----------------

No waiver by either Party of any breach or series of breaches by the other Party, and no failure, refusal or neglect of either Party to exercise any rights granted to it hereunder or to insist upon strict compliance with or performance of either Party's obligations under this Agreement shall constitute a waiver of the provisions of this Agreement with respect to any subsequent breach thereof or a waiver by either Party of its rights hereunder or otherwise at any time thereafter.


23.  FORCE MAJEURE
     -------------

A Party shall be excused from performance of its obligations under this Agreement if such failure to perform is caused by a Force Majeure and without
                                                    ----- -------
the fault or negligence of such Party.  For purposes of this Agreement, "Force
                                                                         -----
Majeure" is defined as causes beyond the control of the Party, including,
-------
without limitation, acts of God, fire, flood, earthquake, explosion, storm, strikes, civil commotion, riots, wars or acts of government. Upon the occurrence of a Force Majeure, the Party claiming Force Majeure shall
                ----- -------                     ----- -------
immediately notify the other Party of such Force Majeure and its effect on such
                                           ----- -------
Party's ability to perform its obligations hereunder and the period during which such inability is expected to continue. The duties and obligations of the Parties shall be suspended for the duration of the event; provided, however,
                                                          --------  -------
that if such suspension shall continue in excess of ninety (90) days, the Parties shall attempt to arrive at a mutually acceptable compromise within the spirit and intent of this Agreement.

24.  ENTIRE AGREEMENT
     ----------------

This Agreement (with Annexes and Exhibits, including without limitation the Marketing Plan) contains all of the terms and conditions agreed upon by the Parties hereto with respect to the subject matter hereof. No other agreement, oral or otherwise, shall be deemed to exist or to bind either of the Parties hereto, and all prior agreements and understandings with respect to the subject matter hereof are superseded hereby. This Agreement cannot be modified or changed except by written instrument signed by both of the Parties hereto.


25.  SEVERABILITY
     ------------

If any provision of this Agreement is declared invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that this Agreement shall survive except for the part declared invalid or unenforceable by order of such court. The Parties shall consult and use all commercially reasonable efforts to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the intent of this Agreement.


26.  DEFINITIONS
     -----------

As used in this Agreement, the following terms shall have the meanings set forth in this Section unless the context dictates otherwise.

     "Accountant" shall have the meaning set forth in Section 7(d) of this
      ----------
Agreement.

     "Affiliate", with respect to any Party, shall mean any Person controlling,
      ---------
controlled by, or under common control with, such Party. For these purposes, "control" shall refer to (i) the possession, directly or indirectly, of the power to direct the management or policies of a Person or to veto any material decision relating to the management or policies of a Person, in each case, whether through the ownership of voting securities, by contract or otherwise, or
(ii) the ownership, directly or indirectly, of at least 50% of the voting securities of a Person.

     "Annual Forecast" shall have the meaning set forth in Section 6(f) of this
      ---------------
Agreement.

     "Audit" shall have the meaning set forth in Section 7(d) of this Agreement.
      -----

     "Average Selling Price per Unit" shall have the meaning set forth in
      ------------------------------
Section 7(a) of this Agreement.

     "Back Order" shall have the meaning set forth in Section 7(g) of this
      ----------
Agreement.

     "Blanket Purchase Order" shall mean a document sent once annually from
      ----------------------
Distributor to Company that orders Company to produce, and commits Distributor to purchase, the quantity of Units specified on the face of the document over the course of the twelve-month period for which the document is in effect.

     "Cause" shall have the meaning set forth in Section 20(b) of this
      -----
Agreement.

     "Change in Control" shall have the meaning set forth in Section 19(b) of
      -----------------
this Agreement.

     "Claiming Party" shall have the meaning set forth in Section 18(f) of this
      ---------------
Agreement.

     "Company" shall have the meaning set forth in the first paragraph of this
      -------
Agreement.

     "Company Competitor" shall have the meaning set forth in Section 19(b) of
      ------------------
this Agreement.

     "Company Complaint Form" shall have the meaning in Section 8(g) and
      ----------------------
      Annex E.
      -------

     "Company Stock" shall have the meaning set forth in Section 2(b) of this
      -------------
Agreement.

     "Competing Product" shall have the meaning set forth in Section 11(j) of
      -----------------
this Agreement.

     "Confidential Information" shall have the meaning set forth in Section
      ------------------------
14(c) of this Agreement.

     "Demonstration Unit" shall have the meaning set forth in Section 7(e) of
      ------------------
this Agreement.

     "Disclosure Date" shall have the meaning set forth in Section 5(b) of this
      ---------------
Agreement.

     "Distributor" shall have the meaning set forth in the first paragraph of
      -----------
this Agreement.

     "Distributor Competitor" shall have the meaning set forth in Section 19(b)
      ----------------------
of this Agreement.

     "Dollars" or "$" refers to United States dollars.
      --------------

     "Effective Date" shall have the meaning set forth in the first paragraph of
      --------------
this Agreement.

     "Estimated Average Selling Price" shall have the meaning set forth in
      -------------------------------
Section 7(b) of this Agreement.

     "Excluded Products" shall have the meaning set forth in Annex D of this
      -----------------                                      -------
Agreement.

     "Execution Payment" shall have the meaning set forth in Section 2(a).
      -----------------

     "FDA" shall have the meaning set forth in * of this Agreement.
      ---

     "Field of Use" shall have the meaning set forth in Section 3(a) of this
      ------------
Agreement.

     "First Commercial Sale" shall mean the first sale to a third party in
      ---------------------
connection with the introduction of the Product by Distributor in any country of the Territory following marketing and/or pricing approval by the appropriate governmental agency for that country.

     "Force Majeure" shall have the meaning set forth in Section 23 of this
      ----- -------
Agreement.

     "Government Recall" shall have the meaning set forth in Section 8(i) of
      -----------------
this Agreement.

     "Gray Market Product" shall have the meaning set forth in Section 9(a)(v)
      -------------------
of this Agreement.

     "HA" shall have the meaning set forth in Paragraph A of the recitals in
      --
this Agreement.

     "Know-How" shall mean any and all technical data, information, materials
      --------
and other know-how owned, developed or acquired by Company, either as of the Effective Date or at any time during the Term of this Agreement, which relates to the use of Product in the Field of Use.

     "Late Shipment Penalty Fee" shall have the meaning set forth in Section
      -------------------------
6(c) of this Agreement.

     "Laws" shall have the meaning set forth in Section 8(j) of this Agreement.
      ----

     "Marketing Plan" shall have the meaning set forth in Section 8(e) and
      --------------
Annex B of this Agreement.
-------

     "Minimum Purchase Fee Requirement" shall have the meaning set forth in
      --------------------------------
Section 4(c) of this Agreement.

     "Net Sales" shall have the meaning set forth in Section 2(e) of this
      ---------
Agreement.

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.

     "Net Units Sold" shall have the meaning set forth in Section 7(a) of this
      --------------
Agreement.

     "Objection" shall have the meaning set forth in Section 7(c) of this
      ---------
Agreement.

     "Obsolescence" shall mean the Distributor's purchase price, together with
      ------------
invoiced or otherwise documented expenses for inbound transportation, and any duties and fees associated with the procurement, distribution, and return of obsolete product.

     "Optional Territory" shall have the meaning set forth in Section 3(b) of
      ------------------
this Agreement.

     "Order Release" shall mean a binding, non-cancelable, order to purchase the
      -------------
quantity of Units specified therein on the delivery date specified therein, such quantity of Units being a portion of the quantity specified in the then-current Blanket Purchase Order.

     "Ordering Window" shall have the meaning set forth in Section 6(b) of this
      ---------------
Agreement.

     "Parties" shall have the meaning set forth in the first paragraph of this
      -------
Agreement.

     "Patent Countries" shall have the meaning set forth in Section 15(a) of
      ----------------
this Agreement.

     "Patents" shall mean: (i) the patents and patent applications listed on
      -------
Annex F, together with any and all patents that may issue or have issued
-------
therefrom in the Territory, and (ii) any and all patents and patent applications covering any Improvements; including any and all extensions, renewals, continuations, continuations-in-part, divisions, patents of addition, reissues, reexaminations and/or supplementary protection certificates to any of the foregoing.

     "Permitted Acquisitions" shall have the meaning set forth in Section 11(j)
      ----------------------
of this Agreement.

     "Person" shall mean any natural person, corporation, firm, limited
      ------
liability corporation, limited liability partnership, business trust, joint venture, association, organization, company, partnership or other business entity, or any government or any agency or political subdivision thereof.

     "Potential HA Products" shall have the meaning set forth in Section 5(a) of
      ---------------------
this Agreement.

     "Product" shall have the meaning set forth in Paragraph (A) of the Recitals
      -------
in this Agreement.

     "Proposed Recall" shall have the meaning set forth in Section 8(i) of this
      ---------------
Agreement.

     "Purchase Requirement" shall have the meaning set forth in Section 4(a) of
      --------------------
this Agreement.

     "Purchasing System Training Period" shall have the meaning set forth in
      ---------------------------------
Section 6(a) of this Agreement.

     "R&D Pipeline" shall mean the research and development projects developed
      ------------
in-house by Company and not as part of an acquisition of or by Company.

     "Receiving Party" shall have the meaning set forth in Section 8(a) of this
      ---------------
Agreement.

     "Registration Dossier" shall mean a written regulatory submission or
      --------------------
document describing Product Specifications and manufacturing methods as submitted by Company and approved by the applicable regulatory agency.

     "Reimbursement Approval" shall have the meaning set forth in Section 2(d)
      ----------------------
of this Agreement.

     "Requesting Party" shall have the meaning set forth in Section 8(a) of this
      ----------------
Agreement.

     "Sample" shall have the meaning set forth in Section 7(e) of this
      ------
Agreement.

     "Special Termination Reasons" shall have the meaning set forth in Section
      ---------------------------
17(d).

     "Specifications" shall have the meaning set forth in Section 8(a) of this
      --------------
Agreement.

     "Statement" shall have the meaning set forth in Section 7(b) of this
      ---------
Agreement.

     "Steering Committee" shall have the meaning set forth in Section 13(a) of
      ------------------
this Agreement.

     "Stocking Level Requirements" shall mean the appropriate desired minimum
      ---------------------------
and maximum inventory levels of Product (including for these purposes, inventory of Product held by Distributor or Distributor's subdistributors, or held on consignment in Distributor's Customers' possession) based on updates to the Annual Forecast; provided, however, in no event shall the minimum Stocking Level Requirements be less than one-twelfth of the aggregate number of Units specified for the twelve months reflected in the most recent monthly update to the Annual Forecast.

     "Term" shall have the meaning set forth in Section 17(a) of this Agreement.
      ----

     "Territory" shall have the meaning set forth in Section 3(a) of this
      ---------
Agreement.

   "Territory-wide Units Requirement" shall have the meaning set forth in
    --------------------------------
Section 4(a) of the Agreement.

   "Testing Methods" shall have the meaning set forth in Section 8(c) of this
    ---------------
Agreement.

   "TMJ" shall mean the human temporomandibular joint.
    ---

   "Trademark" shall have the meaning set forth in Section 16(a) of this
    ---------
Agreement.

   "Unit" shall mean each syringe containing 2.0 ml of the Product.
    ----


27. PUBLIC ANNOUNCEMENTS
    --------------------

Except as required by applicable Law or any securities exchange or the NASD, neither Party shall issue any press release or make any other public announcement concerning this Agreement or the subject matter hereof without the prior written consent of the other Party, which consent shall not be unreasonably withheld. In the event of a required press release or other public announcement, the Party making such announcement shall provide the other Party with a copy of the proposed text prior to such announcement. Notwithstanding the foregoing, (i) upon execution of this Agreement, the Company may issue a press release in the form of Exhibit B, and (ii) Distributor acknowledges that
                             ---------
Company will be required to file this Agreement with the Securities and Exchange Commission, and the Company acknowledges in connection therewith that it will seek confidential treatment of certain of the financial and business terms as may be permitted in accordance with the rules for confidentiality promulgated by the Securities and Exchange Commission. The Parties agree that if either Party is required to file this Agreement with any governmental agency, such Party shall redact the financial terms of this Agreement to the extent possible in order to keep the terms of this Agreement confidential.



28. MISCELLANEOUS
    -------------

   (a) The Parties agree that each Party is an independent contractor.
Employees and agents of one Party are not employees or agents of the other, shall not hold themselves out as such, and shall not have any authority or power to bind the other Party to any contract or other obligation. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between the Parties.

   (b) Except as otherwise expressly provided in this Agreement, each Party shall bear all of its cost and expenses associated with the performance of such Party's obligation under this Agreement.

   (c) Captions used in this Agreement are for convenience only and shall not be deemed to affect the meaning or construction of this Agreement.

   (d) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

   IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

                                    ANIKA THERAPEUTICS, INC.

                                    By:
                                       -----------------------------------
                                    Name:
                                    Title:


                                    ZIMMER, INC.

                                    By:
                                       -----------------------------------
                                    Name:
                                    Title:


ACKNOWLEDGED AND AGREED TO:


BRISTOL-MYERS SQUIBB COMPANY


By:
   ----------------------------
Name:
     --------------------------
Title:
      -------------------------

                                    ANNEX A
                                    -------


                 DESCRIPTION OF PRODUCT AND DIRECTIONS FOR USE
                 ---------------------------------------------


                                       *

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.

                                       *

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.

      C. Bar Coding:

         Current packaging does not contain bar coding. Should Distributor require bar coding to be included in packaging specifications, Distributor will include bar coding in updated packaging design and provide all specifications to Company. Company shall develop validated processes to ensure that bar coding on packaging (including Product number and lot control numbers) will remain compatible with requirements defined by Distributor as Distributor may notify Company from time to time.

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.

                                       *

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.

                                       *

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.

STORAGE
-------

    Storage and warehouse under refrigeration (2-8(degrees) Centigrade). Protect from freezing. Avoid excessive heat.



                                       *

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.

                                       *

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.

                           PACKAGE INSERT FOR CANADA
                           -------------------------


The accompanying package insert reflect approvals for ORTHOVISC with indications for use in osteoarthritis and TMJ disorders. The insert would be modified to be limited to 2.0ml size product and to use in osteoarthritis of the knee (and not TMJ disorders).

CANADA
ORTHOVISC(R)

Sodium Hyaluronate
FOR INTRA-ARTICULAR INJECTION

                                                                        15 mg/ml
Non-surgical use                                               STERILE INJECTION

DESCRIPTION:  ORTHOVISC(R) is a sterile, non-pyrogenic solution of sodium
-----------
hyalauronate.

ORTHOVISC(R) contains 15 mg/mL of sodium hyaluronate (NaHA) dissolved in physiological saline. The kinematic viscosity of the solution is adjusted to greater than 10,000 centistokes, and its osmolality is approximately 340 milliosmoles.

CHARACTERISTICS:  Sodium hyaluronate is a high molecular weight polysaccharide
---------------
composed of sodium glucuronate and N-acetylglucosamine. Sodium hyaluronate is ubiquitously distributed throughout the issues of the body and is present in high concentrations in such tissues as vitreous humor, synovial fluid, umbilical cord and dermis. Sodium hyaluronate functions as a tissue lubricant/1,2/ and is thought to play an important role in modulating the interactions between adjacent tissues. It can also act as a viscoelastic support maintaining a separation between tissues. Different sodium hyaluronate preparations may have different molecular weights, but are thought to have the same chemical structure. The sodium hyaluronate in ORTHOVISC(R)/3/ has an average molecular weight greater than one million. ORTHOVISC(R) is non-inflammatory, is non-pyrogenic, and is well tolerated./4/ Sodium hyaluronate has been shown to be non-antigenic./5,6/ ORTHOVISC(R) does not interfere with normal wound healing processes.

INDICATIONS:  ORTHOVISC(R) is indicated for the symptomatic treatment of
-----------
temporomandibular joint dysfunction/7/ and osteoarthritis of the knee./8/

DIRECTIONS FOR USE: Intra-articular injection into joints.  The required amount
------------------
of ORTHOVISC(R) is slowly infused through a sterile hypodermic needle of suitable gauge into the selected joint space. A plastic-hubbed needle is recommended.

The volume will vary depending upon the size of the joint space, not to exceed 1 mL for the temporomandibular joint, or 2 mL for the knee.

DO NOT OVERFILL JOINT SPACE

CONTRAINDICATIONS: At the present time there are no known contraindications to
-----------------
the use of ORTHOVISC(R) when used in the symptomatic treatment of joint disease.


CANADA
ORTHOVISC(R)

Sodium Hyaluronate
FOR INTRA-ARTICULAR INJECTION

                                                                        15 mg/ml
Non-surgical use                                     STERILE INJECTION

DESCRIPTION:  ORTHOVISC(R) est une solution sterile et non pyrogene de
-----------
hyaluronate de sodium.

ORTHOVISC(R) contient 15 mg/mL de hyaluronate de sodium (NaHA) dissous dans du serum physiologique. La viscosite cinematique de la solution est ajustee a plus de 10.000 centistokes, et son osmolarite est approximativement de 340 milliosmoles.

CARACTERISTIQUES:  Le hyaluronate de sodium est un polysaccharide de haute masse
----------------
moleculaire compose de glucuronate de sodium et de N-acetyle-glucosamine. Le hyaluronate de sodium est distribue avec ubiquite dans tous les tissus du corps et est trouve en fortes concentrations dans les tissus tels que: l'humeur vitreuse, le liquide synovial, le cordon ombilical, et le derme. Le hyaluronate de sodium fonctionne comme un lubrifiant tissulaire/1,2/ et est pense jouer un rule important en tant que modulateur lors des interactions entre deux tissus adjacents. Il peut aussi agir comme support visco-elastique dans le maintien de la separation entre les tissus. Differentes preparations de solutions de hyaluronate de sodium peuvent avoir des masses moleculaires differentes, mais devraient posseder la meme structure chimique. Le hyaluronate de sodium contenu dans ORTHOVISC(R)/3/ a une masse moleculaire moyenne superieure a un million. ORTHOVISC(R) est non-inflammatoire, non-pyrogene et bien tolere./4/ Il a ete demontre que le hyaluronate de sodium est non-antigenique./5,6/ ORTHOVISC(R) n'interfere pas avec les processus de reparation normaux d'une blessure.

INDICATIONS:  ORTHOVISC(R) est indique comme traitement symptomatique dans le
-----------
dysfonctionnement de l'articulation temporo-mandibulaire/7/ et dans l'osteo-arthrite du genou./8/

MODE D'EMPLOI:  Injection intra-articulaire.  La quantite requise d'ORTHOVISC(R)
-------------
est injectee lentement par l'intermediaire d'une aiguille hypodermique sterile de calibre adequat dans l'articulation appropriee. Il est recommande d'utiliser une aiguille a embout de plastique.

Le volume injecte variera selon la taille de lespace articulaire, sans toutefois exceder 1 mL pour l'articulation temporo-mandibulaire et 2 mL pour le genou.

NE PAS REMPLIR L'ESPACE ARTICULAIRE A L'EXCES

Individuals prone to chicken-or chicken-derived product allergies could, conceivably, experience an adverse reaction to sodium hyaluronate preparations. However, such reactions have not been reported previously, despite wide usage of sodium hyaluronate in the form of preparations identical to ORTHOVISC(R) during other surgical procedures. There are minimal risks associated with the procedure of injecting substances into joints in general; primarily infection and bleeding. Pre-existing infections of skin in the region of the intended injection or known systemic bleeding disorders may constitute relative or absolute contraindications.

PRECAUTIONS: Those precautions normally considered during injection of
-----------
substances into joints are recommended. Only individuals familiar with accepted injection techniques for delivering agents to joint spaces should inject sodium hyaluronate for this application. An excess quantity of sodium hyaluronate is not to be used and the patient should be monitored closely. If pain increases during the injection procedure, the injection should be stopped and the needle withdrawn. The space should not be overfilled.

ADVERSE REACTIONS: Sodium hyaluronate is a natural component of the tissues of
-----------------
the body. ORTHOVISC(R) is thoroughly tested to determine that each batch is non-
inflammatory.   Since sodium hyaluronate molecules are non-inflammatory, any phlogistic response is considered to be caused by the surgical procedures. Mild to severe episodes of swelling and discomfort have been observed following intra-articular injection of other sodium hyaluronate preparations into the temporomandibular joint. The relationship of this occurrence to the use of ORTHOVISC(R) has not been established.

HOW SUPPLIED:  ORTHOVISC(R) is a sterile viscoelastic preparation supplied in a
------------
disposable glass syringe delivering 1.0 mL, appropriate for the temporomandibular joint, of 2.0 mL, appropriate for the knee, of sodium hyaluronate dissolved in physiological saline. Each mL of ORTHOVISC(R)contains 15mg of sodium hyaluronate adjusted to greater than 10,000 centistokes, 9 mg of sodium chloride/mL and q.s. Sterile Water for Injection USP. ORTHOVISC(R) exhibits an osmolality of approximately 340 millios-moles. ORTHOVISC(R) is aseptically filled and terminally sterilized. Contents of unopened and undamaged packages are sterile. Refrigerated ORTHOVISC(R) should be allowed to reach room temperature, approximately 20 to 45 minutes, prior to use.

FOR INTRA-ARTICULAR USE.  STORE AT 2-8(degrees)C. PROTECTED FROM FREEZING.

CAUTION:  This device is restricted to sale by or on the order of a physician.

REFERENCES


CONTRE-INDICATIONS:  Il n'existe pas actuellement de contre-indications conues a
------------------
l'usage d'ORTHOVISC(R) lorsquil est utilise en tant que traitement sympotomatique des atteintes articulaires.

Les individus allergiques au poulet ou a ses derives, peuvent presenter une reaction allergique aux preparations de hyaluronate de sodium. Neanmoins, il n'a pas ete reporte jusqu'a present de reactions de ce genre, en depit de la grande utilisation du hyaluronate de sodium sous la forme de preparations indentiques a ORTHOVISC(R) dans les procedures chirugicales. Il este des risques minimums lies de facon generale a l'injection de substances dans les articulations; en particulier les risques d'infection et de saignements. Les infections cutanees pre-existantes dans la region du site d'injection ou les troubles de la coagulation connus peuvent constituer une contre-indication relative ou absolue.

PRECAUTIONS:  Les precautions sont les memes que celles habituellement prises
-----------
dans le cadre d'une injection intra-articulaire. Seul le personnel connaissant les techniques en vigueur concernant l'injection de substances dan les espaces intra-articulaires, doivent etre autorises a effectuer une injection de hyaluronate de soidum lorsque celle-ci est indiquee. Il faut absolument eviter d'utiliser une quantite excessive de hyaluronate de sodium, et surveiller le patient de tres pres. L'injection doit etre arretee et l'aiguille retiree en cas de douleur croissante pendant l'injection. L'espace articulaire ne pas etre rempli a l'exces.

REACTIONS SECONDAIRES:  Le hyaluronate de sodium est un composant naturel des
---------------------
tissus. ORTHOVISC(R) est teste de facon approfondie pour assurer que chaque lot est non-inflammatoire. Etant donne que les molecules de hyaluronate de sodium sont non-inflammatoires, toute reponse phlogistique sera consideree avoir ete causee par la procedure chirungicale. Des enflures et des reactions d'inconfort allant de moderees a seve ont ete decrites a la suite d'injections de hyaluronate de sodium dans l'artculation temporo-mandibulaire. La relation entre ces reactions et l'emploi d'ORTHOVISC(R) n'a pas ete etablie.

PRESENTATION:  ORTHOVISC(R) est une preparation visco-elastique presentee dans
------------
une seringue de verre a usage unique et pouvant delivrer 1 mL d'une solution de hyaluronate de sodium dissous dans du serum physiologique dans le cas de l'articulation temporo-mandibulaire, et 2 mL dans le cas de l'articulation du genou. Chaque millitre d'ORTHOVISC(R) contient 15 mg de hyaluronate de sodium adjuste a plus de 10.000 centistokes, 9 mg de chlorure de sodium et un excipient d'eau sterile pour injection. ORTHOVISC(R) a une osmolarite d'environ 340 milliosmoles. ORTHOVISC(R) est prepare avec des methodes aseptiques et sterilise en fin de preparation. Le contenu des emballages fermes et intacts est sterile. A sa sortie du refrigeratueur, ORTHOVISC(R)

1. Swann,D.A., Rqadin, E.L., Nazimier,M., Weisser,P.A., Curran, N and Lewinnek, G. (1974) Role of Hyaluronic Acid in Joint Lubricatin. Ann. Rheum. Dis. 33, 318.

2. Radin, E.L., Paul, IL, Swain, D.A. and Schottsteadt, E.S. (1971) Lubrication of Synovial Membrane. Ann. Rheum. Dis. 30, 322.

3. Swann, D.A. (1968) Studies on Hyaluronic Acid. I. The Preparation and Properties of Rooster Comb Hyaluronic Acid. Biochim, Biophys. Acta 156, 17.

4. Pruett, R.C., Schepens, C.L. and Swain, D.A. (1979) Hyaluronic Acid Viteous Substitute. A Six Year Clinical Evaluation. Arch. Ophthalmol. 97,2325.

5. Richter, W. (1974) Non-immunogenicity of Purified Hyaluronic Acid Preparations Tested by Passive Cutaneous Anaphylaxix. Int. Arc. Allergy 47,211.

6. Richter, W., Ryde, E.M. and Zetterstrom, E.O. (1979) Non-immunogenicity of a Purified Sodium Hyaluronate Preparation in Man. Int. Arch. Appl. Immunol. 59,45.

7. Bertolami, C.N., Gray, T., Clark, G.T., Rendell, J., Shetty, V., Liu, C., Swann, D.A., (1993). Use of sodium hyaluronate in treating temporomandibular joint disorders: a randomized, double-blind, placebo-controlled clinical trial. J Oral Maxillofacial Surg., 51(3): 232-42.

8.   Peyron, J., (1993) Intraarticular Hyaluronan Injections in the Treatment of
     Osteoarthritis: State-of-the-Art Review. Journal of Rheumatology, Vol. 20, Sup 39, 10-15.

ORTHOVISC(R) is a registered trademark of Anika Research, Inc.

Manufactured by:                                              Size:

Anika Research, Inc.                                         1.0 mL
236 West Cummings Park                                       2.0 mL
Woburn MA  01801 U.S.A.
                                                         P/N 530-202
Copyright (C) 1996                                         Rev. 3/96
Anika Research, Inc.



doit etre laisse a la temperature ambiante, pendant environ 20 a 45 minutes, avant d'etre utilise.

POUR USAG INTRA-ARTICULAIRE. STOCKER ENTRE 2(degrees) ET 8(degrees) C. A PROTEGER DU GEL.

ATTENTION:  Ce produit ne peut etre vendu qu'a un medecin ou sur ordonnance.

REFERENCES:

1. Swann, D.A., Radin, E.L., Nazimiec, M., Weisser, P.A., Curran, N and Lewinnek, G. (1974) Role of Hyaluronic Acid in Joint Lubrication. Ann. Rheum. Dis.33, 318.

2. Radin, E.L., Paul, I.L., Swann, D.A. and Schottsteadt, E.S. (1971) Lubrication of Synovial Membrane. Ann. Rheum. Dis. 30, 322.

3. Swann, D.A., (1968) Studies on Hyaluronic Acid. I. The Preparation and Properties of Rooster Comb Hyaluronic Acid. Biochim, Biophys. Acta 156, 17.

4. Pruett, R.C., Schepens, C.L. and Swann, D.A. (1979) Hyaluronic Acid Vitreous Substitute A six Year Clinical Evaluation. Arch. Ophthalmol. 97,2325.

5. Richter, W. (1974) Non-immunogenicity of Purified Hyaluronic Acid Preparations Tested by Passive cutaneous Anaphylaxis. Int. Are. Allergy 47,211.

6. Richter, W., Ryde, E.M. and Zetterstrom, E.O. (1979) Non-immunogenicity of a Purified Sodium Hyaluronate Preparation in Man. Int. Arch. Appl. Immunol. 59, 45.

7. Bertolami, C.N., Gay, T., Clark, G.T., Rendell, J., Shetty, V., Liu, c., Swann, D.A., (1993). Use of sodium hyaluronate in treating temporomandibular joint disorders: a randomized, double-blind, placebo-controlled crinical trail. J Oral Maxillofacial Surg., 51 (3): 232-42.

8.   Peyron, J., (1993) Intraarticular Hyaluronan Injections in the Treatment of
     Osteoarthritis: State-of-the-Art Review. Journal of Rheumatology, Vol 20, Sup 39, 10-15.

ORTHOVISC(R) est une marque deposee de Anika Research, Inc.

Fabrique par:                                                Taille

                                                               1 mL
Anika Research, Inc.                                           2 mL
236 West Cummings Park
Woburn MA  01801 U.S.A.
                                                         P/N 530-202
Tous droits reserve (C) 1996                               Rev. 3/96
Anika Research, Inc.

                                    ANNEX B
                                    -------

                 COORDINATED SALES, MARKETING AND CLINICAL PLAN
                 ----------------------------------------------

                              *(Annex pages 1-56)



See attached.

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.

                                   ANNEX C-1
                                   ---------

                        COUNTRIES INCLUDED IN TERRITORY
                        -------------------------------

    ASIA                           AMERICAS
    ----                           --------

Australia                          Canada
China*                             United States of America
Hong Kong
Indonesia
Japan**
Korea, South
Malaysia
New Zealand
Phillippines
Singapore
Taiwan
Thailand

* Subject to the terms and conditions in Section 2(c)(ii)
** Subject to the terms and conditions in Section 2(c)(i)

                                    ANNEX C-2
                                    ---------

                    COUNTRIES INCLUDED IN OPTIONAL TERRITORY
                    ----------------------------------------



                           Central and South America
                           -------------------------


                                    Mexico
                                    Puerto Rico
                                    Argentina
                                    Brazil
                                    Chile
                                    Columbia
                                    Peru
                                    Venezuela

                                     ANNEX D
                                     -------

                               EXCLUDED PRODUCTS
                               -----------------



"Excluded Products" shall mean: all final products that contain as an ingredient the HA manufactured by Company, including products obtained by Company as a result of an acquisition, and products that contain the HA manufactured by Company as a drug delivery vehicle or in combination with another active ingredient; provided that such products are not labeled, indicated, promoted or used for the treatment of human osteoarthritis.

                                    ANNEX E
                                    -------

                             COMPANY COMPLAINT FORM
                             ----------------------

[ANIKA LOGO]
                                 COMPLAINT FORM

-----------------------------------------------------------------------------------------
Complaint File Number:                                           Complaint: Name
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------
Date Complaint Received:                                             Address
-----------------------------------------------------------------------------------------
Date Response Due:                                                   Address
-----------------------------------------------------------------------------------------
Method of Communication of Complaint:                             Phone number
-----------------------------------------------------------------------------------------
Date Complaint Receipt Letter sent to Complainant:
=========================================================================================
Product Name:                                           Product Lot Number:
-----------------------------------------------------------------------------------------
Complaint:

-----------------------------------------------------------------------------------------
ADE or MDR Reportable Event?    YES:_____    NO:_____
-----------------------------------------------------------------------------------------
If YES:
Was there an actual device failure?______________________________________________________
Was the device/drug used to diagnose or treat patient?___________________________________
Was there a death, injury or serious illness?____________________________________________
Any relationship of the device/drug to the reported incident?____________________________
Description of specific medical intervention action taken or withheld:___________________

_________________________________________________________________________________________

_________________________________________________________________________________________

_________________________________________________________________________________________

Physician name:__________________________________________________________________________

Description of patient condition:________________________________________________________

_________________________________________________________________________________________

_________________________________________________________________________________________
If NO:
State Rationale:_________________________________________________________________________

_________________________________________________________________________________________
-----------------------------------------------------------------------------------------
Date Failure Investigation Initiated: If investigation was not initiated, state reason:

Date Failure Investigation Closed:
-----------------------------------------------------------------------------------------
Corrective Action: If corrective action is not required, state rationale:


-----------------------------------------------------------------------------------------
Required Documentation Obtained and Complaint Closed:

QS/RA Signature:                                       Date Closed:
-----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Date close-out letter to complainant sent:
--------------------------------------------------------------------------------

[ANIKA LOGO]

                          FAILURE INVESTIGATION REPORT

Complaint File #:_______________________________________________________________

Product:________________________________________________________________________

Product Lot #:__________________________________________________________________

Date Received:__________________________________________________________________

Date Response Due:______________________________________________________________

--------------------------------------------------------------------------------
COMPLAINT: (Restate complaint here)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
RECOMMENDED COURSE OF ACTION: (To be completed by QS/RA)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
RESPONSE - INVESTIGATION PERFORMED:
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
PREVENTATIVE ACTION:
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

Investigator:                                      Date:
             ---------------------------------          -------------------

QS/RA:                                             Date:
      ---------------------------------                 -------------------

                                    ANNEX F
                                    -------

                        PATENTS AND PATENT APPLICATIONS
                        -------------------------------

None.

                                    ANNEX G
                                    -------

                            DISTRIBUTOR'S * LETTER
                            ----------------------

                                       *

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.

                                       *

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.

                                    ANNEX H
                                    -------

    QUALIFIED PRIMARY MEDICAL INSURANCE ORGANIZATIONS AND HMO PROVIDERS FOR
    -----------------------------------------------------------------------
                        OBTAINING REIMBURSEMENT APPROVAL
                        --------------------------------

                                       *

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.

                                   EXHIBIT A
                                   ---------



                           ANIKA THERAPEUTICS, INC.

                           -------------------------

                           STOCK PURCHASE AGREEMENT

                           -------------------------


                       _________ SHARES OF COMMON STOCK,

                                      OF

                           ANIKA THERAPEUTICS, INC.



                         Dated as of ___________, 199_

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.   Agreement to Sell and Purchase the Common Stock                           1

2.   Closing of Sale of Shares                                                 1

3.   Representations and Warranties of the Company.                            1
     3.1.  Organization and Qualification; Authority                           1
     3.2.  Corporate and Governmental Authorization; No Contravention          2
     3.3.  Validity and Binding Effect                                         2
     3.4.  Public Reports; No Material Adverse Change                          2
     3.5.  Broker's or Finder's Commissions                                    2

4.   Representations, Warranties and Covenants of the Purchaser                3

5.   Restrictions on Transfer, Registration of Shares.                         4
     5.1.  Restrictive Legends                                                 4
     5.2.  Notice of the Proposed Transfer; Opinions of Counsel                4
     5.3.  Registration of Shares                                              5
     5.4.  Market Stand-Off                                                    6
     5.5.  Information Required                                                6
     5.6.  Holding Period.                                                     7

6.   Definitions                                                               7

7.   Miscellaneous.                                                            7
     7.1.  Expenses.                                                           7
     7.2.  Survival of Representations and Warranties; Severability            7
     7.3.  Amendment and Waiver                                                7
     7.4.  Notices, Etc.                                                       7
     7.5.  Successors and Assigns                                              8
     7.6.  Descriptive Headings                                                8
     7.8.  Governing Law                                                       8
     7.9.  Counterparts                                                        8
     7.10. Entire Agreement                                                    8

                                      (i)

                                   EXHIBITS
                                   --------


                                   SCHEDULES
                                   ---------

Schedule 3.4  --   Material Changes


                                     (ii)

     STOCK PURCHASE AGREEMENT dated as of __________, 199_ between Anika Therapeutics, Inc., a Massachusetts corporation (the "Company"), and _________________ [ZIMMER OR AN AFFILIATE] (the "Purchaser").

     WHEREAS, the Company and Zimmer, Inc. have entered into an Exclusive Distribution Agreement dated as of ________ __, l997 (the "Distribution Agreement"), which provides, among other things, that Zimmer, Inc. or an Affiliate (as defined in the Distribution Agreement) shall have the right to purchase certain shares of the Company's common stock under certain circumstances (the "Stock Purchase Right"); and

     WHEREAS, in full satisfaction of the Stock Purchase Right, the Purchaser and the Company desire to enter into this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Company and the Purchaser respectively agrees with such other party, as so designated, as follows:

      1.  Agreement to Sell and Purchase the Common Stock.   At the Closing
          -----------------------------------------------
provided for in Section 2, subject to the terms and conditions of this Agreement, the Company will issue and sell to the Purchaser and the Purchaser will purchase from the Company, _______ [SEE (S)2(b) OF THE DISTRIBUTION AGREEMENT FOR DETERMINATION OF NUMBER OF SHARES] shares of the Company's common stock, $.01 par value per share ("Common Stock"), at a purchase price of $_____ per share [SEE (S)2(b) OF THE DISTRIBUTION AGREEMENT FOR DETERMINATION OF PRICE PER SHARE], for an aggregate purchase price of $_______. The term "Shares" refers to the shares of Common Stock to be purchased by the Purchaser under this Agreement.

      2.  Closing of Sale of Shares.  The purchase and delivery of the Shares to
          -------------------------
be purchased by the Purchaser shall take place at the offices of Goodwin, Procter & Hoar LLP Exchange Place, Boston, Massachusetts, at a closing (the "Closing") as of the date hereof or at such other place or on such other date as the Purchaser and the Company may agree upon (such date on which the Closing shall have actually occurred, the "Closing Date"). At the Closing, the Company will deliver or cause to be delivered to the Purchaser the Shares to be purchased by it against payment of the purchase price therefor registered in the name of the Purchaser. Payment of the purchase price by Purchaser shall be by wire transfer to an account designated in writing by the Company to the Purchaser.

      3.  Representations and Warranties of the Company.  The Company represents
          ---------------------------------------------
and warrants that:

          3.1.      Organization and Qualification; Authority.  The Company is a
                    -----------------------------------------
corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own and lease its properties and carry on its business as presently conducted, is duly qualified, registered or licensed as a foreign corporation to do business and is in good standing in each jurisdiction in which the ownership or leasing of its respective properties or the character of its present operations makes such qualification, registration or licensing necessary, except where the failure so to qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), assets, business or results of operations of (a "Material Adverse Effect" on) the Company.

          3.2.      Corporate and Governmental Authorization; No Contravention.
                    ----------------------------------------------------------
The execution, delivery and performance by the Company of this Agreement, and the issuance and sale to the Purchaser of the Shares pursuant to this Agreement are within the Company's corporate powers, (a) have been duly authorized by all necessary corporate action on the part of the Company; (b) do not require any authorization or approval from any governmental authority (except such as have been obtained); and (c) do not contravene or constitute a default under or violation of (i) any provision of applicable law or regulation of any governmental authority, (ii) the charter documents of the Company, or (iii) any judgment, injunction, order or decree binding upon the Company or any of its properties, except where such contravention, default or violation would not have a Material Adverse Effect on the Company. The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances or claims.

          3.3.      Validity and Binding Effect.  This Agreement has been duly
                    ---------------------------
executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company, in accordance with its terms, subject to (a) the effect upon this Agreement of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and (b) general principles of equity including (without limitation) concepts of reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

          3.4.      Public Reports; No Material Adverse Change.  As of the date
                    ------------------------------------------
of this Agreement, each report the Company has filed with the Commission with respect to events occurring, or periods ending, on or after __________, 199_ (the "SEC Filings") complies in all material respects with the requirements of the 1934 Act and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

          3.5.      Broker's or Finder's Commissions.  No person is entitled to
                    --------------------------------
payment of any broker's commission or finder's fee relating to the purchase and sale of the Shares as the result of any actions taken by the Company.

      4.  Representations, Warranties and Covenants of the Purchaser.  The
          ----------------------------------------------------------
Purchaser represents and warrants to the Company that

          (a) Purchaser is an accredited investor as defined in Regulation D under the Securities Act, or by reason of its business and financial experience, and the business and financial experience of those persons, if any, retained by it to advise it with respect to its investment in the Shares, Purchaser together with such advisers have such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risk of the prospective investment, and that it is purchasing the Shares for its own account or for one or more separate accounts maintained by it or for the account of one or more institutional investors on whose behalf the Purchaser has authority to make this representation for investment and not with a view to the distribution thereof or with any present intention of distributing or selling any of the Shares except in compliance with the Securities Act and except to one or more such institutional investors, provided that the disposition of the Purchaser's or such investor's property shall at all times be within its control. Purchaser understands and agrees that the Shares have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions thereunder or if an exemption from registration is available.

          (b) Purchaser represents that it has full power and authority and has taken all action necessary to authorize it to enter into and perform its obligations under this Agreement and all other documents or instruments contemplated hereby. This Agreement is the legal, valid and binding obligation of the Purchaser, and is enforceable in accordance with its terms.

          (c) Purchaser represents that it and/or its advisor(s) have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Company and the Shares and all such questions have been answered to the full satisfaction of the Purchaser.

          (d) Purchaser represents that it is not purchasing Shares as a result of any general solicitation or general advertising including, but not limited to, advertisements, articles, notices or other communications, published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

          (e) No person is entitled to the payment of any broker's commission or finder's fee relating to the purchase and sale of the Shares as the result of any actions taken by the Purchaser.

          (f) Purchaser represents that it is not an ERISA benefit plan, a trust, a so-called 501(c)(3) entity under the Internal Revenue Code, a bank, broker/dealer, insurance company or SBIC licensed by the SBA. The Purchaser represents it was not formed for the purpose of purchasing the Shares.

          (g) Purchaser represents that it has read the Company's SEC filings and that it is relying solely upon the written information contained therein and herein and not upon any oral statements regarding the Company or the Shares. Purchaser agrees to comply with its obligations under U.S. and applicable state securities law with regard to material, non-public information concerning the Company. Purchaser further agrees to cooperate with all reasonable requests of the Company, with respect to the Company's obligations under U.S. and state securities laws in connection with or related to the purchase and sale of the Shares hereunder.

      5.  Restrictions on Transfer, Registration of Shares.
          ------------------------------------------------

          5.1.      Restrictive Legends.  Each certificate representing the
                    -------------------
Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT IN ACCORDANCE WITH APPLICABLE "BLUE SKY" LAWS AND PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 OR RULE 144A UNDER SUCH ACT, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO SUCH ACT, PROVIDED THAT, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM AND SUBSTANCE IS FURNISHED TO THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.

     Whenever the legend requirement imposed by this section 5.1 shall terminate, as provided in Section 5.2, the holder of Shares for which such legend requirements have terminated shall be entitled to receive from the Company, at the Company's expense, certificates without such legend.

          5.2.      Notice of the Proposed Transfer; Opinions of Counsel.  The
                    ----------------------------------------------------
holder of each certificate representing the Shares bearing the restrictive legend set forth in Section 5.1 above ("Restricted Security"), agrees that prior to any proposed transfer of such Restricted Security, to give to the Company (a) written notice describing the transferee and the circumstances, if any, necessary to establish the availability of an exemption from the registration requirements of Securities Act and (b) upon reasonable request by the Company to such transferring holder, an opinion of counsel (at the expense of such holder), in form and substance reasonably satisfactory to the Company, to the effect that the proposed transfer of such Restricted Security may be effected without registration of such Restricted Security under the Securities Act. If the holder of the Restricted Security delivers to the Company an opinion of counsel in form and substance reasonably satisfactory to the Company that subsequent transfers of such Restricted Security will not require registration under the Securities Act, the Company will after such contemplated transfer deliver new certificates for such Restricted Security which do not bear the Securities Act legend set forth in Section 5.1 above. The restrictions imposed by this Section 5 upon the transferability of any particular Restricted Security shall cease and terminate when such Restricted Security has been sold pursuant to an effective registration statement under the Securities Act or transferred pursuant to Rule 144 promulgated under the Securities Act. As used in this
Section 5.2, the term "transfer" encompasses any sale, transfer or other disposition of any securities referred to herein.

           5.3.     Registration of Shares.
                    ----------------------

          (a) So long as the Purchaser holds not less than fifty percent (50%) of the Shares purchased under this Agreement, following the expiration of the Holding Period (as defined below) upon written notice on one (1) occasion from the Purchaser requesting that the Company effect the registration on Form S-3 under the Securities Act of the resale of all (but not part) of the Shares purchased and sold pursuant to this Agreement and then held by the Purchaser, the Company will use (subject to the other provisions of this Agreement) all reasonable efforts to file a Form S-3 registration statement to effect the registration, under the Securities Act, of such Shares (the "Demand Registration"). The Company may postpone for a reasonable period or periods, not to exceed an aggregate of up to 90 days, the filing of the registration statement if the Company shall furnish to the Purchaser a certificate signed by the President of the Company stating that, in the good faith judgment of the President or the Board of Directors of the Company, the Demand Registration would require the disclosure of a material transaction or other matter which such disclosure is likely to have a material adverse effect on the Company and its stockholders or otherwise would not be in the best interests of the Company if so disclosed. The request for a Demand Registration pursuant to this Section
5.3 shall specify the number of Shares requested to be registered and the intended method or methods of disposition. Subject to any limitations imposed by any underwriter in the case of an underwritten offering, the Company shall include in such Demand Registration all Shares. In addition, the Company shall give notice to all holders of the Company's securities who are entitled by contract with the Company to have securities included in such registration ("Other Stockholders") and shall provide a reasonable opportunity for such Other Stockholders to participate in such registration, in accordance with the contractual rights of such Other Stockholders, with the participation of the Purchaser and such Other Stockholders to be on a basis consistent with the contractual rights of such Other Stockholders. The Company will use its reasonable efforts to keep the Demand Registration effective for up to the earlier of (i) thirty (30) days or (ii) the date all such Shares have been disposed of thereunder.

          (b) If at any time or times after the date hereof, the Company shall determine to register any shares of its Common Stock (whether in connection with a public offering of securities by the Company (a "primary offering"), a public offering of securities by stockholders (a "secondary offering"), or both, but not in connection with a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable), the Company will promptly give written notice thereof to the Purchaser. In connection with any such registration, if within 10 days after their receipt of such notice the Purchaser requests the inclusion in such registration of some or all of the Shares then owned by the Purchaser (the "Registrable Securities"), the Company will use its reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Purchaser so requests; provided, however, that
                                                        --------  -------
in the case of the registration of shares of the Common Stock by the Company in connection with an underwritten public offering as a condition to inclusion of any Shares therein, the Purchaser shall enter into an underwriting agreement on the same terms as the Company or other selling security holders, as the case may be, and, if the underwriter determines that a limitation on the number of shares to be underwritten is required, the underwriter may (subject to the allocation priority set forth below) exclude from such registration and underwriting some or all of the Registrable Securities which would otherwise be underwritten pursuant to the notice described herein. The Company shall advise the Purchaser promptly after such determination by the underwriter and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among the Purchaser and Other Stockholders in proportion, as nearly as practicable, to their respective holdings of Registrable Securities or securities convertible into Common Stock, and, in all cases, on a basis consistent with the contractual rights of such Other Stockholders.

          (c) The registration rights granted pursuant to this Agreement shall expire upon the earlier to occur of (i) two (2) years from the date hereof, or
(ii) the date any of the Shares then held by the Purchaser are eligible for resale pursuant to Rule 144 under the Securities Act or a similar exemption under the Securities Act.

          5.4  Market Stand-Off.  Purchaser hereby agrees, notwithstanding
               ----------------
anything contained herein to the contrary, that, during the 180 days following the effective date of a registration statement of the Company filed under the Securities Act, it shall not to the extent requested by the Company or an underwriter of an underwritten offering of securities of the Company, directly or indirectly sell or otherwise transfer or dispose of any securities of the Company held by it at any time during such period, and Purchaser will execute such "Lock-up" agreement as is reasonably requested by the Company or our underwriter consistent with the foregoing.

          5.5       Information Required.  It shall be a condition precedent
                    --------------------
to the obligations of the Company to undertake any Registration of Shares pursuant to this Agreement that Purchaser shall (i) furnish to the Company such information regarding itself, the Shares held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of Purchaser's Shares and (ii) agree to indemnify the Company with regard to any loss or damage resulting from such information.

          5.6       Holding Period.  Notwithstanding anything in this Agreement
                    --------------
to the contrary, the Purchaser agrees that it will not sell, transfer or otherwise convey the Shares prior to the first anniversary of the date hereof.

      6.  Definitions.  As used herein the following terms have the following
          -----------
respective meanings:

          "1934 Act," means the Securities Exchange Act of 1934, and the rules
           --------
and regulations of the Commission promulgated thereunder, as from time to time amended.

          "Rule 144" means Rule 144 as promulgated by the Commission under the
           --------
Securities Act, and any successor rule or regulation thereto, as from time to time amended.

          "Securities Act" means the Securities Act of 1933, and the rules and
           --------------
regulations of the Commission promulgated thereunder, as from time to time amended.

      7.  Miscellaneous.
          -------------

          7.1.      Expenses.  Each party will be responsible for payment of its
                    --------
own expenses in connection with the purchase and sale of the Shares pursuant to this Agreement.

          7.2.      Survival of Representations and Warranties; Severability.
                    --------------------------------------------------------
All representations and warranties contained in this Agreement of the Company shall terminate at the Closing. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

          7.3.      Amendment and Waiver.  This Agreement may be amended,
                    --------------------
modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by the Company and the Purchaser.

          7.4.      Notices, Etc.  Except as otherwise provided in this
                    ------------
Agreement, notices and other communications under this Agreement shall be in writing and shall be delivered, or mailed by registered or certified mail, return receipt requested, or by a nationally recognized overnight courier, postage prepaid, addressed, (a) if to the Purchaser, at the address set forth on the signature page hereto or such other address as the Purchaser shall have furnished to the

Company in writing, or (b) if to any other permitted holder of any Shares, at such address as such other holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Shares who has furnished an address to the Company, or (c) if to the Company, at 160 New Boston Street, Woburn, MA 01801, to the attention of President, or at such other address, or to the attention of such other officer, as the Company shall have furnished to the Purchaser and each such other holder in writing.

          7.5.      Successors and Assigns.  Whenever in this Agreement any of
                    ----------------------
the parties hereto are referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the respective parties which are contained in this Agreement shall bind and inure to the benefit of the successors and assigns of all other parties. This Agreement may not be assigned or transferred by either party hereto without the prior written consent of the non-assigning party hereto. Except as otherwise provided herein, the terms and provisions of this Agreement shall inure to the benefit of and shall be binding upon any permitted assignee or transferee of the Purchaser.

          7.6.      Descriptive Headings.  The headings in this Agreement are
                    --------------------
for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

          7.8.      Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED AND
                    -------------
ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

          7.9.      Counterparts.  This Agreement may be executed simultaneously
                    ------------
in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

          7.10      Entire Agreement.  This Agreement embodies the complete and
                    ----------------
final agreement and understanding of the parties hereto with respect to the subject matter hereof and related matters and supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

                                    ANIKA THERAPEUTICS, INC.



                                    By:
                                       --------------------------------
                                       Name:
                                       Title:


                                    PURCHASER



                                    By:
                                       --------------------------------
                                       Name:
                                       Title:

                                    Address:



                                    Telephone:
                                    Telecopy:

                                    Tax I.D. Number:____________________


           [TO BE USED IF PURCHASER IS AN AFFILIATE OF ZIMMER, INC.]

     The undersigned acknowledges that this Agreement is in full satisfaction of the Stock Purchase Right, and that it has assigned all of its rights in the Stock Purchase Right to the above named Purchaser.

                                    ZIMMER, INC.

                                    By:
                                       --------------------------------
                                       Name:
                                       Title:

                                   EXHIBIT B
                                   ---------

                             FORM OF PRESS RELEASE
                             ---------------------

ANIKA                                                               NEWS RELEASE
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE:

Contact:        ANIKA THERAPEUTICS, INC.                            Or    ZIMMER
SEAN MORAN                    PONDEL PARSONS & WILKINSON             Brad Bishop
Chief Financial Officer       Susan Klein (508) 358-4315          (212) 372-4291
(617) 932-6616, x102          Robert Whetstone (310) 207-9300


                ANIKA THERAPEUTICS AND ZIMMER SIGN ORTHOVISC/R/
                  MARKETING AGREEMENT WORTH UP TO $23 MILLION
   ZIMMER TO REPRESENT INNOVATIVE OSTEOARTHRITIS TREATMENT IN NORTH AMERICA

WOBURN, MASSACHUSETTS, November 10, 1997 ..... ANIKA THERAPEUTICS, INC. (NASDAQ
SMALL CAP: ANIK) today announced that it has signed an exclusive multi-year marketing and distribution agreement with Zimmer, Inc., a billion-dollar subsidiary of Bristol-Myers Squibb (NYSE:BMY). Zimmer will represent Anika's innovative ORTHOVISC/R/ product (sodium hyaluronate for injection) for the treatment of osteoarthritis of the knee in the United States, Canada and select Asia-Pacific markets. The deal is potentially worth up to $23 million.

Zimmer paid Anika $2.5 million at signing and is obligated to pay up to an additional $20.5 million contingent upon the attainment of certain regulatory and sales milestones. According to the terms of the agreement, the two companies will share in the revenues generated by Zimmer's sales and marketing efforts and Anika will exclusively manufacture ORTHOVISC for Zimmer.

ORTHOVISC is used to treat osteoarthritis using a therapy called viscosupplementation. The natural knee is surrounded by synovial fluid, which contains hyaluronic acid (HA), which helps coat and lubricate the joint. ORTHOVISC is designed to emulate the viscoelastic and cushioning properties of natural HA.

"With the largest dedicated sales force addressing orthopaedic surgeons and related specialties, we believe Zimmer will provide powerful commercialization and distribution efforts to make ORTHOVISC the valued therapeutic option and preferred brand in the treatment of osteoarthritis," said J. Melville Engle, president and chief executive officer of Anika. "Zimmer is the established world leader in knee replacement products and has a strong reputation with orthopaedic surgeons and musculoskeletal specialists around the globe."

ORTHOVISC has been cleared for marketing in Canada, where Zimmer will have distribution rights. Registrations for marketing approval have also been filed in Australia and New Zealand. Anika recently completed a pivotal clinical study and plans to file by the end of this year with the U.S. Food and Drug Administration for clearance to market the product in the United States.

"Zimmer is excited about offering musculoskeletal specialists another treatment option to address knee pain associated with osteoarthritis," said J. Raymond Elliott, Zimmer president. "ORTHOVISC gives physicians an alternative to pharmaceutical therapies as they manage the course of the patient's disease. Zimmer is uniquely equipped to represent ORTHOVISC among musculoskeletal specialists. We are pleased to be associated with a company of Anika's high caliber."

Zimmer is the world leader in the design, manufacture and distribution of orthopaedic implants and related equipment and supplies. The company provides a broad range of joint replacement, fracture management and patient care products. Founded in 1927, Zimmer became a member of the Bristol-Meyers Squibb family of companies in 1972.

Anika Therapeutics, Inc. develops, manufactures and commercializes therapeutic products and devices intended to promote the protection and healing of bone, cartilage and soft tissue. These products are based on hyaluronic acid (HA), a naturally-occurring, biocompatible polymer found throughout the body.

                                      ###

Visit Zimmer on the Internet at http://www.zimmer.com
Visit Bristol-Meyers Squibb on the Internet at http://www.bms.com

         This press release includes forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933 and Section 21E of the Securities Exchange Act of 1934 including statements relating to amounts which may be received under the Company's agreement with Zimmer. The Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include (i) the ability of the Company to obtain FDA approval for marketing of ORTHOVISC in the U.S., (ii) the ability of the Company and Zimmer to achieve the regulatory and sales milestones set forth in the agreement, (iii) the overall market acceptance of HA products for the treatment of osteoarthritis, as well as those factors set forth as Risk Factors in the Company's Form 10-QSB filed with the Securities and Exchange Commission on August 13, 1997.